                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                             THRUSTMASTER, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required
/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

                           CALCULATION OF FILING FEE

                                         PER UNIT PRICE OR OTHER UNDERLYING
  TITLE OF EACH                             VALUE OF TRANSACTION COMPUTED
     CLASS OF        AGGREGATE NUMBER    PURSUANT TO EXCHANGE ACT RULE 0-11         PROPOSED
  SECURITIES TO      OF SECURITIES TO    (SET FORTH THE AMOUNT ON WHICH THE    MAXIMUM AGGREGATE
WHICH TRANSACTION   WHICH TRANSACTION    FILING FEE IS CALCULATED AND STATE         VALUE OF           TOTAL FEE
     APPLIES:            APPLIES:              HOW IT WAS DETERMINED):            TRANSACTION:            PAID

                                                    $15,000,000*                  $15,000,000            $3,000
                                           *maximum cash price for sale of
                                              assets by the registrant

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

Amount previously paid: ______________________________                    Filing
Party: ____________________

Form, Schedule or
Registration Statement no.: ___________________________                     Date
Filed: _____________________

To the Shareholders of ThrustMaster, Inc.:

    NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders of ThrustMaster, Inc., an Oregon Corporation (the "Company"), will be held at the RiverPlace Hotel, located at 1510 Southwest Harbor Way, Portland, Oregon, on September 24, 1999, at 2:00 p.m. local time, for the following purposes:

1. To approve the sale of substantially all of the Company's assets and amend the Company's Articles of Incorporation to change the Company's corporate name.

2.  To transact such other business as may properly come before the meeting.

    Shareholders of record at the close of business on August 16, 1999 will be entitled to notice of and to vote at the meeting, and any adjournments thereof.

    YOUR VOTE IS VERY IMPORTANT. All shareholders are invited to attend the meeting. Whether or not you plan to attend the meeting, please complete the accompanying proxy and return it promptly in the enclosed return envelope. If you attend the meeting, you may vote in person if you wish even if you have returned your proxy.

                                          By order of the Board of Directors,

                                          /s/ FRANK G. HAUSMANN
                                          --------------------------------------
                                          Frank H. Hausmann
                                          President and Chief Executive Officer

Hillsboro, Oregon
September 10, 1999

                                                                  [LOGO]

              PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
                               (PRELIMINARY COPY)

GENERAL

    This proxy statement and the enclosed form of proxy are being mailed on or about September 10, 1999, to shareholders of ThrustMaster, Inc., an Oregon corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the special meeting of shareholders to be held on September 24, 1999, at 2:00 p.m. local time, at the RiverPlace Hotel, located at 1510 Southwest Harbor Way, Portland, Oregon, and any adjournment thereof (the "Special Meeting").

REVOCABILITY OF PROXIES

    A shareholder giving a proxy has the power to revoke that proxy at any time before it is exercised by filing with the Secretary of the Company an instrument of revocation, or a duly exercised proxy bearing a later date, or by personally attending and voting at the Special Meeting.

RECORD DATE AND OUTSTANDING SHARES

    Only shareholders of record at the close of business on August 16, 1999 (the "Record Date") will be entitled to vote at the meeting. At the close of business on the Record Date, there were 4,893,426 shares of the Company's common stock ("Common Stock") outstanding.

QUORUM AND VOTING

    Each share of Common Stock entitles the holder thereof to one vote. Under Oregon law, action may be taken on a matter submitted to shareholders only if a quorum exists with respect to such matter. A majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting, present in person or represented by proxy, will constitute a quorum.

    If a quorum is present, action will be approved if the votes cast in favor of the action exceed the votes cast opposing the action.

    Shares represented by a properly executed proxy will be voted in accordance with the shareholder's instructions if given. If no instructions are given, shares will be voted "FOR" the approval of the sale of substantially all of the Company's hardware assets to Guillemot Corporation, S.A., a French societe anonyme ("Guillemot"), including the approval of the amendment of the Company's Articles of Incorporation to change the Company's name from "ThrustMaster, Inc."
to "            ," and in accordance with the recommendations of management on any other matters properly brought before the Special Meeting. The Board of Directors knows of no other matters to be presented for action at the meeting.

    Proxies that expressly indicate an abstention as to a particular proposal and broker non-votes will be counted for purposes of determining whether a quorum exists at the Special Meeting, but will not be counted for any purposes in determining whether a proposal is approved. Proxies and ballots will be received and tabulated by ChaseMellon Shareholder Services, the Company's transfer agent.

SOLICITATION OF PROXIES

    This solicitation is being made on behalf of and the cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain of the Company's directors, officers, and regular employees may solicit proxies personally or by telephone or other means without additional compensation.

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Brokers, nominees and fiduciaries will be reimbursed in accordance with customary practice for expenses incurred in obtaining proxies or authorizations from the beneficial shareholders. Your cooperation in promptly completing, signing, dating and returning the enclosed proxy card will help avoid additional expense.

    THE BOARD OF DIRECTORS HAS FULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE PROPOSED SALE AND DETERMINED THAT THE PROPOSED SALE IS FAIR AND IN THE BEST INTERESTS OF THRUSTMASTER, INC. AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSED SALE AND THE RELATED NAME CHANGE.

    In arriving at its recommendation, the Board gave careful consideration to a number of factors as described in this Proxy Statement, including the opinion of its financial advisor for the proposed Sale, Broadview International, LLC, to the effect that the consideration to be received by the Company is fair, from a financial point of view, to the Company's shareholders. SEE "PROPOSAL--OPINION OF FINANCIAL ADVISOR."

                   NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This Proxy Statement contains or incorporates by reference statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact made in this Proxy Statement are forward-looking. In particular, statements regarding the Company's future financial condition, results of operations, cash flows, financing plans, business strategy, projected costs and capital expenditures, and operations after the proposed Sale of substantially all of the Company's operating assets are forward-looking statements. Words such as "anticipate," "estimate," "expect," "project," "intend," and similar expressions are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to certain risks, uncertainties and assumptions. All of these forward-looking statements are based on estimates and assumptions made by the Company's management which, although believed by the Company's management to be reasonable, are inherently uncertain. Shareholders are cautioned that such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties and that actual results or developments may differ materially from the forward-looking statements as a result of various considerations, including the considerations described in this Proxy Statement.

PROPOSAL: APPROVAL OF SALE OF SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS AND THE
   RELATED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE
                                 COMPANY'S NAME

    On July 23, 1999, the Board of Directors approved the sale of the Company's hardware business assets (the "Sale") to Guillemot for $15 million, subject to certain adjustments, in cash in accordance with an asset purchase agreement to be entered into between the Company and Guillemot. On July 26, 1999, the Company entered into the Asset Purchase Agreement with Guillemot (the "Agreement"). In the Agreement, the Company agreed to change its corporate name and to transfer
the rights to the name "ThrustMaster" to Guillemot. On         , 1999 the Board
of Directors approved changing the Company's name from "ThrustMaster, Inc." to
"            ."

    Attached to this Proxy Statement as Exhibit A and incorporated in this Proxy Statement by reference is a copy of the Agreement. Although the material terms of the Agreement are summarized below, the summary does not purport to be complete and is subject in all respects to the specific provisions of the Agreement. Unless otherwise indicated, all references to the Company are to the Company and its subsidiaries collectively. The Company's shareholders are urged to and should read the Agreement carefully and in its entirety.

BUSINESS OF THE COMPANY.

HARDWARE BUSINESS (DISCONTINUED OPERATIONS)

    The Company has historically been a developer and marketer of realistic, high quality game controllers for the home personal computer ("PC") and video console markets, which comprises the Company's hardware business. The Company has established ThrustMaster-Registered Trademark- as a brand name recognized for quality, value, durability and ease of use. ThrustMaster products enhance the enjoyment of the PC, video game, and Internet entertainment experience and appeal to a wide variety of users, from occasional game players to avid enthusiasts. The Company's hardware products include racing wheels, joysticks, game pads and flight simulation controllers. The Company's hardware products are available in over 5,000 retail outlets in North America and Europe.

INTERNET COMMUNICATIONS SOFTWARE BUSINESS (CONTINUING OPERATIONS)

    The Company's new Internet community, collaboration and communications business currently consists of two software solutions in the WeCanTalk.com portfolio: Talk n' Play and iConference. Both products are Internet communications solutions that allow up to four people in separate locations to

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conduct a voice conference while playing games, sharing files, or visiting the same or different Web sites over the Internet. On May 31, 1998 the Company entered into a license agreement with Intel Corporation that licensed to the Company certain software source code technology related to voice communications over the Internet. The scope of the license was limited primarily to the PC gaming and entertainment market where the bulk of the Company's historical business activity was conducted. In December 1998, the Company re-negotiated the license agreement and secured additional terms allowing it to use the technology in additional market segments outside of PC gaming and entertainment.

    In January 1999, the Company shipped its first Internet communications software product into the distribution and retail channels. The product, called Talk n' Play, incorporates the Intel technology and allows up to four people in separate locations to conduct a four-way voice conference over the Internet while they play on-line games. The product also allows the user to participate in certain Internet communities provided by PeopleLink, Inc., a provider of outsourced Internet community communications. In June 1999, the Company shipped its second Internet communications product, iConference, into the distribution and retail channels, targeting the small-office/home-office market. iConference provides the same four-way Internet voice conferencing capability as Talk n' Play and adds the ability for up to four people to transfer files, share files or share a white board while they are engaged in their voice conference.

    In August 1999, the Company entered into a second license agreement with Intel Corporation that licensed to the Company additional software source code that the Company believes will enable it to accelerate the development of its next generation Internet community, collaboration and communications products. The Company intends to target these new products at the strategic Internet OEM and PC-OEM channels. Most of the Company's year-to-date revenue from its new Internet software business has been generated in the computer retail channel.

    The Company shipped its first two Internet communications software products into the computer distribution and retail channel because the Company had established relationships in that channel through the sale of its hardware game controller products. Moreover, there is significant overlap between the computer software and computer hardware distribution and retail channels. However, the computer distribution and retail channel is expensive. Distributors and retailers demand significant financial commitments with respect to advertising and marketing and provide little "in store" attention and support for a vendor's products. As a result, the Company plans to significantly increase it's advertising and marketing efforts to promote its software products.

    The Company believes that Internet community, collaboration and communications by the mass market is in an early stage of development but that increasing demand for these services will develop with the convergence of real-time data, voice and video multimedia interactivity over the Internet. Currently, most of this technology is "server based." This requires a provider of these services to buy additional computer equipment in order to constantly "scale-up" to meet the increased demands of its subscribers or visitors. The technology the Company licensed from Intel Corporation provides for "client-to-client" solutions. This technology allows a provider to offer a desktop client software solution that will allow its subscribers or visitors to engage in real-time multimedia communications without being "tied" to the provider's server. The Company believes that the future of Internet community, collaboration and communications will be driven by open, standards-based, "client-to-client" technology and solutions.

PRODUCTS

    The Company's hardware products include racing wheels, joysticks, game pads and flight simulation controllers. The Company closely monitors trends and consumer preferences in the PC and video console entertainment markets, and offers a broad line of competitively priced products at various price points. The Company's software products are Internet communications solutions that allows up to four people in four separate locations to simultaneously talk and play games over the Internet.

    - RACING WHEELS. The Company's introduction in 1994 of its Formula T1 driving control, consisting of a racing wheel, console, and brake and accelerator pedals, helped create the PC racing wheel market. The Company later introduced the Formula T2 and the Grand Prix 1 racing wheels. After signing a licensing agreement with the National Association for Stock Car Auto Racing, Inc. ("NASCAR"), the foremost sanctioning body of stock car racing in North America, the Company introduced the NASCAR Pro Racing Wheel in mid-1997. In the fourth quarter of 1998, the Company started shipping the NASCAR Sprint, NASCAR Super Sport, NASCAR Force GT and NASCAR Race Pro (video console product). NASCAR racing is currently one of the fastest growing spectator sports in the United States. In Europe, versions of the NASCAR products are marketed under the Formula, rather than the NASCAR, name.

    - JOYSTICKS. The Company offers a line of joysticks priced to appeal to different consumers in the PC entertainment market. The Company's joysticks offer a rich set of features that enhance the experience found in today's action and adventure games. This product line includes the TOP GUN-Registered Trademark- (game port), the TOP GUN USB ("Universal Serial Bus"), the TOP GUN Platinum (includes throttle), the Frag Master, the X-Fighter, and the Millennium 3D Inceptor.

    - GAMEPADS. In November 1998, the Company began shipping the FUSION game pad to address demand created by the popularity of action and multi-player PC software titles. The FUSION game pad combines ergonomic design, sophisticated technology and a variety of programmable buttons and triggers to offer users maximum control in action, adventure and sports PC games.

    - FLIGHT SIMULATION CONTROLLERS. The Company manufacturers a broad line of award-winning flight products designed to simulate the equipment found in high-performance aircraft, including flight sticks, throttle controls and rudder pedals. These products, the Company's initial offerings, established the ThrustMaster name for realism and quality and offer flight simulation enthusiasts a realistic PC interactive flight control system.

    - VIDEO CONSOLE CONTROLLERS. In November 1998, the Company introduced three controllers for the video console market: the Shockhammer for the Sony PlayStation, the StingRay for the Nintendo 64, and the NASCAR and Formula Race Pro Racing Wheels which are compatible with both the Sony and Nintendo video console platforms.

    - WECANTALK.COM. The Company has integrated new and cutting edge technology licensed from Intel Corporation with the Company's proprietary software technology to create software products that enable up to four people from four separate locations to simultaneously conduct a voice conference while playing games, sharing files, or visiting the same or different Web sites over the Internet or to engage in other collaborative activities. The Company shipped Talk n' Play into distribution channels in January 1999 and shipped iConference into distribution channels in late June 1999.

BUSINESS OF THE PURCHASER

    Guillemot, a publicly-traded company in France, manufactures and resells a broad range of computer peripheral products, including 3D graphics cards, sound cards and game controllers. Guillemot sells these products throughout the world. Guillemot's principal executive offices are located in Carentoir, France.

REASONS FOR THE PROPOSED SALE

    The Company's revenues from the sale of its hardware products declined from $45.5 million in fiscal 1997 to $25.9 million in fiscal 1998. Gross profit for fiscal 1998 was $991,000, a decrease of $15,664,000, or 94.1%, compared to $16,655,000 for fiscal 1997. As a percentage of revenues, the gross profit percentage was 3.8% for fiscal 1998 and 36.6% for fiscal 1997. The Company believes that these declines in revenues and gross profit percentage were attributable primarily to increased competition, declining average selling prices, and higher than normal product returns. In the quarters ended March 31, 1999 and June 30, 1999, the Company continued to experience higher than normal returns and decreasing selling prices, resulting in a decrease in gross profit percentage for the quarter ended March 31, 1999 compared to the same periods of the prior year. As a percentage of revenues, gross profit was 21.6% for the three months ended

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March 31, 1999 compared to 23.7% for the three months ended March 31,1998. The
Company recorded a negative gross margin for the quarter ended June 30, 1999.

    The Company believes that the increasingly competitive market for joystick, gamepad, and driving wheel products has put downward pressure on pricing, eroded the Company's market position, and had a negative impact on the Company's revenue growth and margins. The Company believes that the game controller market is in a period of consolidation and that the Company will not be able to achieve the economies of scale necessary to maintain market share and enhance shareholder value.

    The Company's management believes that there are significant opportunities for the Company in Internet community, collaboration and communications. With the proceeds from the Sale, the Company intends to grow and leverage its technological capabilities, product offerings and partner/customer relationships through make, license or buy arrangements. For example, the Company has integrated new technology licensed from Intel Corporation with the Company's proprietary software technology to create its WeCanTalk.com portfolio of products. The Company intends to pursue additional products to market to the Internet community.

SUMMARY OF THE TERMS OF THE AGREEMENT

    On July 26, 1999, the Company entered into the Agreement with Guillemot, providing for the sale by the Company to Guillemot of substantially all of the Company's hardware business assets for approximately $15 million in cash, subject to potential adjustments in certain circumstances.

    Public announcement of the proposed Sale was disseminated by the Company on July 27, 1999. On July 26, 1999, the trading day immediately preceding the date of the announcement, the high and low sales prices for the Company's Common Stock on the Nasdaq National Market were $21.125 and $20.75, respectively.

ASSETS AND LIABILITIES SUBJECT TO THE SALE

    The assets to be sold by the Company consist of only those assets within the Company's hardware business, and include the following:

    - the Company's accounts receivable from the sale of its hardware products;

    - the Company's inventory of hardware products;

    - the Company's intellectual property rights related to the hardware business;

    - the Company's assignable agreements related to the hardware business;

    - the Company's tooling, moulds, and other plastic injection equipment used in the hardware business;

    - the Company's prepaid expenses and deposits related exclusively to the hardware business;

    - the Company's sales-related materials related to the hardware business;

    - the Company's computer software and firmware related to the hardware business, including the Company's EDI software; and

    - the Company's records and government licenses and permits related to the hardware business.

    The Company will retain all of its other assets, including all assets related to its software business.

    As part of the Sale, Guillemot will assume certain liabilities related to the hardware business, including the following:

    - trade accounts payable for products or services received for the benefit of the hardware business after August 3, 1999 (the "Deposit Date");

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    - the Company's contractual liabilities and obligations requiring performance after the Deposit Date with respect to the intellectual property rights to be acquired by Guillemot and the contractual rights to be acquired by Guillemot;

    - the Company's liabilities and obligations requiring performance after the Deposit Date arising in connection with the computer software and firmware to be acquired by Guillemot;

    - all product sales and return warranty claims insofar as such claims may be resolved by repair or replacement of the product; and

    - the Company's liabilities and obligations requiring performance after the Deposit Date arising under the government permits and licenses to be acquired by Guillemot.

PURCHASE PRICE AND ADJUSTMENTS

    The purchase price for the assets proposed to be sold by the Company is $15 million in cash, subject to certain possible adjustments discussed below.

    The purchase price is subject to downward adjustments in the event that Guillemot experiences certain levels of inventory return costs, price protection costs, or uncollectible accounts receivable with respect to the assets it acquires, each of which must exceed specified threshold amounts and certain reserve allowances established by the Company's management.

    The purchase price is subject to a downward or upward adjustment if the total amount of the Company's assets being sold as of the Deposit Date differs from the total of the Company's assets being sold as of May 31, 1999 (as reflected on a May 31, 1999 balance sheet provided by the Company to Guillemot) by more than $160,000.

    The purchase price may be reduced if Guillemot receives less than $2 million from the sale of the inventory acquired by Guillemot from the Company. The price would be reduced by the difference between the amount received by Guillemot from the sale of the inventory and $2 million.

    The purchase price is also subject to a downward adjustment of $500,000 if
(i) the License Agreement (the "License Agreement"), dated as of March 1, 1997, between the Company and NASCAR, which is to be assigned to Guillemot, is not modified to allow Guillemot to sell the Company's NASCAR-branded inventory for an additional 90 days after the period already provided for in such agreement and (ii) the License Agreement is not extended or renewed by NASCAR. The downward adjustment to the purchase price would only be $250,000 if the License Agreement is not renewed or extended but NASCAR agrees to modify the agreement to give Guillemot the extra 90-day period to sell the NASCAR-branded inventory.

CLOSING AND PRE-CLOSING PERIOD OPERATIONS

    On the Deposit Date, Guillemot deposited $15 million cash into an escrow account with West Coast Trust Co., Inc. If the Company's shareholders approve the Sale and related name change at the Special Meeting, the Sale will close within five business days of the approval, and the Company will receive $12.275 million in cash from the escrow account. The remainder of the funds in escrow will continue to be held in escrow to secure any purchase price adjustments, if any, that may be applicable. SEE "--PURCHASE PRICE AND ADJUSTMENTS." The purchase price adjustments will be determined prior to May 31, 2000, subject to any disputes between the Company and Guillemot.

    After the Deposit Date and until the date that the Sale closes, the hardware business will be operated on a custodial basis by Guillemot. The hardware business assets remain subject to the ultimate control and direction of the Company's management, subject to certain rights of Guillemot to object to actions outside the ordinary course of business proposed to be taken by the Company's management with respect to the hardware business assets. Guillemot and the Company have set up a joint account, which will hold funds received from the Company's accounts receivable after the Deposit Date related to the Company's hardware business and certain amounts deposited by Guillemot (the "Interim Account"). Guillemot will

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deposit in the Interim Account any funds necessary to pay any liabilities it is to assume under the Agreement.

    If the Company does not obtain the requisite shareholder approval for the Sale by November 30, 1999 or if the Sale is not consummated for any other reason, Guillemot will withdraw any amounts it has deposited in the Interim Account that have not been applied to pay liabilities to be assumed by Guillemot and all the hardware business assets will return to the Company's custody. In such event, the Company may have to reimburse Guillemot for certain reasonable expenses associated with Guillemot's services in connection with its pre-closing servicing of the hardware business assets.

    In connection with the negotiations for the Sale, Guillemot obtained irrevocable proxies from eight shareholders of the Company representing 46.9% of the Company's voting power, which gave representatives of Guillemot the power to vote such shares for the approval of the Sale and the related name change. In addition, three security holders of the Company, including the Company's Chief Executive Officer, entered into a voting agreement that provides that each of them will vote for the approval of the Sale and the name change. These three shareholders represent 3.4% of the Company's voting power. The shares represented by Guillemot's proxies combined with the shares subject to the voting agreement represent more than 50% of the voting power of the Company's capital stock.

    There are no federal or state regulatory approvals necessary for the consummation by the Company of the Sale other than the required approval of the Company's shareholders, which the Company is seeking with this Proxy Statement.

OPINION OF FINANCIAL ADVISOR

    Pursuant to a letter dated as of January 21, 1999, the Company engaged Broadview International LLC ("Broadview") to act as financial advisor to the Company's Board of Directors and to render an opinion to the Company's Board of Directors regarding the fairness of the consideration to be received by the Company in the proposed Sale, from a financial point of view, to the Company's shareholders. The Company's Board of Directors selected Broadview to act as financial advisor based on Broadview's reputation and experience in the information technology communication and media industries. On July 23, 1999, Broadview delivered its written opinion (the "Fairness Opinion") to the Board of Directors of the Company that, as of the date of the Fairness Opinion, based upon and subject to the various factors and assumptions described in the Fairness Opinion, the consideration being paid to the Company for the hardware business assets is fair, from a financial point of view, to the Company's shareholders.

    The Fairness Opinion, which describes the assumptions made, matters considered and limitations on the review undertaken by Broadview, is attached as Exhibit B to this Proxy Statement. The Company's shareholders are urged to and should read the Fairness Opinion carefully and in its entirety. The Fairness Opinion is directed to the Company's Board of Directors and addresses only the fairness of the consideration from a financial point of view to the holders of shares of the Company's Common Stock as of the date of the opinion. The Fairness Opinion does not constitute a recommendation to any shareholder to vote his or her shares in favor of the Proposal. The summary of the Fairness Opinion set forth in this Proxy Statement, although materially complete, is qualified in its entirety by reference to the full text of such opinion.

    In developing the Fairness Opinion, Broadview, among other things:

    - reviewed the Company's annual report on Form 10-K for the fiscal year ended December 31, 1998, including the audited financial statements included therein, and the Company's quarterly report on Form 10-Q for the period ended March 31, 1999, including the unaudited financial statements included therein;

    - reviewed the terms of the Agreement in the form of a draft dated July 22, 1999 (which, for the purposes of the Fairness Opinion, Broadview assumed to be identical in all material respects to the Agreement as executed);

    - reviewed certain internal historical financial and operating data concerning the Company's hardware business prepared and provided to Broadview by the Company;

    - reviewed certain quarterly financial and operational projections through December 31, 2000 for the Company's hardware business prepared and provided to Broadview by the Company's management;

    - reviewed the reported closing prices and trading activity for the Company's Common Stock both before and after the December 7, 1998 announcements of the Talk n' Play product line and the Company's distribution arrangement with PeopleLink, Inc.;

    - participated in discussions with the Company's management concerning the operations, business strategy, financial performance and prospects for the Company's hardware business;

    - discussed with the Company's management its view of the strategic rationale for the proposed Sale, as well as the financial viability of the Company absent the Sale;

    - compared certain aspects of the financial performance of the Company's hardware business with public companies Broadview deemed comparable;

    - analyzed available information, both public and private, concerning other mergers and acquisitions Broadview believed to be comparable in whole or in part to the proposed Sale;

    - discussed with Guillemot's management its view of the strategic rationale for the proposed Sale;

    - participated in negotiations and discussions related to the Sale among the Company, Guillemot and their financial and legal advisors; and

    - conducted other financial studies, analyses and investigations as Broadview deemed appropriate for purposes of the Fairness Opinion.

    In rendering the Fairness Opinion, Broadview relied, without independent verification, on the accuracy and completeness of all the financial and other information (including, without limitation, the representations and warranties contained in the Agreement) that was publicly available or furnished to Broadview by the Company, Guillemot, or their respective advisors. With respect to the financial projections examined by Broadview, Broadview assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of the Company as to the future performance of the hardware business.

    For purposes of the Fairness Opinion, Broadview assumed that neither the Company nor Guillemot was, as of the date of the Fairness Opinion, involved in any material transaction other than the proposed Sale and those activities undertaken in the ordinary course of conducting their respective businesses. Broadview's opinion is necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date of the Fairness Opinion, and any change in such conditions may impact its opinion. Broadview expressed no opinion as to the price at which the Company's Common Stock will trade at any time. Additionally, Broadview expressed no opinion as to the value of the assets or businesses of the Company that are not included in the proposed Sale.

    The Fairness Opinion speaks only as of July 23, 1999. The opinion was for the information of the Board of Directors of the Company in connection with its consideration of the proposed Sale and does not constitute a recommendation to any of the Company's shareholders as to how such shareholder should vote on the proposed Sale.

    The following is a brief summary of some of the information and valuation methodologies employed by Broadview in rendering the Fairness Opinion. These analyses were presented to the Company's Board of Directors at its meeting on July 23, 1999. This summary includes all financial analyses used by Broadview which were deemed to be material, but does not purport to be a complete description of analyses performed by Broadview in arriving at its opinion. Broadview did not explicitly assign any relative weights to the various factors or analyses considered. In order to fully understand the financial analyses used by Broadview, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

    Broadview's considerations were based on actual and projected results of the Company's hardware business only. Historical operating results were adjusted to reflect only the Company's hardware business' operating history and were prepared and provided to Broadview by the Company's management. Broadview employed analyses based on: (1) historical stock price performance, (2) public company comparables, and (3) transaction comparables to determine the fairness of the proposed Sale.

    HISTORICAL STOCK PRICE PERFORMANCE. For comparative purposes, Broadview examined the Company's Common Stock daily historical volume and trading prices from July 22, 1998 through July 22, 1999. For the examination of the historical prices and performance of the Company's publicly-traded Common Stock, Broadview used market prices, which necessarily included considerations the public market had made for the Company's non-hardware business.

    PUBLIC COMPANY COMPARABLES ANALYSIS. Broadview considered ratios of share price and equity market capitalization, adjusted for cash and debt when appropriate, to selected historical and projected operating metrics to derive multiples placed on a company in a particular market segment.

    For this analysis, as well as other analyses, Broadview examined publicly available information, a range of estimates based on securities research analyst reports, and financial projections prepared by the Company's management. Broadview reviewed and compared the financial operating and market performance of the following group of six companies with that of the Company: ENCAD, Inc.; Logitech International S.A.; MicroTouch Systems, Inc.; Planar Systems, Inc.; Key Tronic Corp.; and Printronix, Inc. Collectively, these six companies comprise the ThrustMaster Hardware Business Comparable Index.

    The following table presents, as of July 22, 1999, the median multiples and the range of multiples for the ThrustMaster Hardware Business Comparable Index of total market capitalization (defined as equity market capitalization plus total debt minus cash and cash equivalents) and equity market capitalization divided by selected operating metrics:

                                                                                                        RANGE OF
                                                                                 MEDIAN MULTIPLE        MULTIPLES
                                                                               -------------------  -----------------
Total Market Capitalization to Last Reported Twelve Months' Revenue..........            0.56            0.46 - 0.83
Equity Market Capitalization to Book Value...................................            1.44            0.94 - 2.03
Total Market Capitalization to Projected Calendar Year 1999 Revenue..........            0.52            0.41 - 0.72

    The following table presents, as of July 22, 1999, the median implied values and the range of implied values of the Company's hardware business, derived in each instance by using the multiples shown above and the appropriate company hardware business operating metric (values stated in thousands of dollars):

                                                                                                   RANGE OF
                                                                       MEDIAN IMPLIED VALUE     IMPLIED VALUES
                                                                       --------------------  ---------------------
Total Market Capitalization to Last Reported Twelve Months Revenue...       $   14,932       $    12,308 - $22,181
Equity Market Capitalization to Book Value...........................       $   15,040       $     9,773 - $21,117
Total Market Capitalization to Projected Calendar Year 1999
  Revenue............................................................       $   15,036       $    11,942 - $20,970

    No company utilized in the public company comparables analysis as a comparison is identical to the hardware business of the Company. In evaluating the comparables, Broadview made numerous assumptions with respect to the consumer gaming and external input/output peripherals product industries' performance and general economic conditions, many of which are beyond the control of the Company.

Mathematical analysis, such as determining the median, average, or range, is not in itself a meaningful method of using comparable company data.

    TRANSACTION COMPARABLES ANALYSIS. Broadview considered ratios of equity purchase price, adjusted for the seller's cash and debt when appropriate, to selected historical operating results in order to indicate multiples strategic and financial acquirers have been willing to pay for companies in a particular market segment. In order to perform this analysis, Broadview reviewed a number of transactions that it considered similar to the proposed Sale. Broadview reviewed seven comparable merger and acquisition transactions that occurred between January 1, 1997 and July 22, 1999 involving sellers in the consumer gaming and external input/output peripherals product industries. For this analysis, as well as other analyses, Broadview examined publicly available information, as well as information from Broadview's proprietary database of published and confidential merger and acquisition transactions in the information technology, communication and media industries. The transactions used were the acquisition of: Cambridge SoundWorks, Inc. by Creative Technologies LTD.; Boca Research, Inc. by Infomatec Integrated Information Systems AG; International Jensen Corp. by Recoton Corp.; Diamond Multimedia Systems, Inc. by S3 Inc; Advanced Gravis Computer Technology Ltd. by American Brands, Inc.; and Visioneer, Inc. (hardware business) by Primax Electronics Ltd. Broadview also used a transaction that is confidential and that the Company cannot identify in this Proxy Statement.

    The following table presents, as of July 22, 1999, the median multiple and the range of multiples of adjusted price (defined as equity price plus total debt minus cash and cash equivalents) divided by the seller's revenue in the last reported twelve months prior to acquisition for the transactions listed above:

                                                                                                        RANGE OF
                                                                                  MEDIAN MULTIPLE      MULTIPLES
                                                                                 -----------------  ----------------
Adjusted Price to Last Reported Twelve Months' Revenue.........................          0.41x         0.10x - 0.80x

    The following table presents, as of July 22, 1999, the median implied value and the range of implied values of the Company's hardware business, derived in each instance by multiplying the multiples shown above by the Company's hardware business' revenue for the twelve months ended June 30, 1999 (values stated in thousands of dollars):

                                                                                               RANGE OF IMPLIED
                                                                      MEDIAN IMPLIED VALUE          VALUES
                                                                      --------------------  ----------------------
Adjusted Price to Last Reported Twelve Months Revenue...............       $   10,956            $2,791 - $21,120

    No transaction utilized as a comparable in the transaction comparables analysis is identical to the proposed Sale. In evaluating the comparables, Broadview made numerous assumptions with respect to the consumer gaming and external input/output peripherals product industries' performance and general economic conditions, many of which are beyond the control of the Company. Mathematical analysis, such as determining the average, median, or range, is not in itself a meaningful method of using comparable transaction data.

    CONSIDERATION OF DISCOUNTED CASH FLOW VALUATION METHODOLOGY. While discounted cash flow is a commonly used valuation methodology, Broadview did not employ such an analysis for the purposes of its opinion. Discounted cash flow analysis is most appropriate for companies which exhibit relatively steady or somewhat predictable streams of future cash flow. For a company such as the Company, a preponderance of the value in a valuation based on discounted cash flow will be in the terminal value of the entity, which is extremely sensitive to assumptions about the sustainable long-term growth rate of the entity. Given the uncertainty in estimating both the future cash flows and a sustainable long-term growth rate for the Company, Broadview considered a discounted cash flow analysis inappropriate for valuing the Company.

    As mentioned above, Broadview performed a variety of financial and comparative analyses in connection with the review of the proposed Sale by the Company's Board of Directors. The summary set forth above does not purport to be a complete description of the analyses performed by Broadview in connection with the proposed Sale.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Broadview considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Broadview believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

    In performing its analyses, Broadview made numerous assumptions with respect to industry performance and general business and economic conditions and other matters, many of which are beyond the control of the Company or Guillemot. The analyses performed by Broadview are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The consideration to be paid in connection with the proposed Sale and other terms of the Agreement were determined through arm's length negotiations between the Company and Guillemot, and were approved by the Company's Board of Directors. Broadview provided advice to the Company's Board of Directors during these negotiations; however, Broadview did not recommend any specific consideration to the Company's Board of Directors or that any specific consideration constituted the only appropriate consideration for the proposed Sale. In addition, Broadview's opinion and presentation to the Company's Board of Directors was one of many factors taken into consideration by the Company's Board of Directors in making its decision to approve the proposed Sale. Consequently, the Broadview analyses as described above should not be viewed as determinative of the opinion of the Company's Board of Directors with respect to the value of Company's hardware business assets or of whether the Company's Board of Directors would have been willing to agree to a different consideration.

    Upon completion of the proposed Sale, the Company will be obligated to pay Broadview a transaction fee of approximately $600,000. The Company has already paid Broadview a fee of $175,000 for the Fairness Opinion. The Fairness Opinion fee will be credited against the transaction fee payable by the Company upon completion of the proposed Sale. In addition, the Company has agreed to reimburse Broadview for its reasonable expenses, including fees and expenses of its counsel, and to indemnify Broadview and its affiliates against certain liabilities and expenses related to their engagement, including any liabilities under the federal securities laws. The terms of the fee arrangement with Broadview, which the Company and Broadview believe are customary in transactions of this nature, were negotiated at arm's length between the Company and Broadview, and the Company's Board of Directors was aware of the nature of the fee arrangement, including the fact that a significant portion of the fees payable to Broadview is contingent upon completion of the proposed Sale.

USE OF PROCEEDS

    The Company intends to use the proceeds from the Sale to pay expenses incurred in connection with the Sale. The Company will use the remaining proceeds to develop its software and Internet community, collaboration and communications business.

ANTICIPATED ACCOUNTING TREATMENT

    The transaction will be accounted for as a sale by the Company.

FEDERAL INCOME TAX CONSEQUENCES

    The Company does not believe that there would be a significant gain resulting from the Sale. Furthermore, any gain resulting from the Sale would be offset by the Company's net operating losses and accordingly, the Company does not expect any federal or state income tax liabilities resulting from the Sale. There will be no direct federal or state income tax consequences to the holders of the Company's Common Stock resulting from the Sale.

TREATMENT OF EMPLOYEES

    The Company intends to terminate all of the employees related to its hardware business other than certain employees that will be retained for short-term transitionary purposes. The Company intends to retain the services of its employees within the Company's software business.

ACCELERATION OF OPTIONS

    Under the terms of the Company's stock option plans, the Sale is an event that would lead to the acceleration of all options held by the Company's directors and by employees still employed with the Company on the date the Sale is consummated. The Company adopted an acceleration of options policy that provides that each employee of the Company that is terminated will have a portion of such employee's unvested options accelerated in accordance with a specified schedule, depending on the length of such employee's service with the Company. In addition, the Company agreed to pay severance payments to the employees it is terminating based on their number of years of service to the Company.

    The Company entered into agreements with each of its employees that it is terminating to evidence this policy. As a result of this policy and the Company's stock option plans, an aggregate of 403,645 options of the Company will accelerate and become fully vested upon the consummation of the Sale and the termination of certain employees of the Company. Options of terminated employees that are not vested as a result of the policy discussed above or otherwise will expire upon the employees' date of termination.

APPRAISAL/DISSENTER RIGHTS

    Under Oregon law, holders of the Company's Common Stock are not entitled to appraisal rights or similar dissenter rights for their shares in connection with the proposed Sale.

INTERESTS OF CERTAIN PERSONS IN THE SALE

    To the best of the Company's knowledge, no officer, director or holder of at least five percent of the Company's Common Stock has a financial interest in the Sale different from any other holder of the Company's Common Stock. SEE "--ACCELERATION OF OPTIONS."

NO CHANGE IN RIGHTS OF SHAREHOLDERS

    There will be no material differences in the rights of the Company's shareholders as a result of the Sale.

NAME CHANGE

    In connection with the Sale, the Company agreed to change its corporate name and assigned the rights to the name "ThrustMaster" and any related trademarks to
Guillemot. The Board of Directors of the Company met on         , 1999 and
approved changing the Company's name to "            ." To effect this name
change, the Company will need to amend its Articles of Incorporation by filing an Articles of Amendment with the Secretary of State of Oregon. The Company is required to obtain shareholder approval to amend its Articles of Incorporation.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE SALE OF SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS AND THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding beneficial ownership as of August 16, 1999 of the Company's Common Stock by (i) each shareholder known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, (ii) each director of the Company, (iii) the Company's Chief Executive Officer and the Company's four most highly compensated executive officers and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

                                                                                            SHARES        PERCENT
                                                                                          BENEFICIALLY BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                                    OWNED(2)      OWNED(2)
----------------------------------------------------------------------------------------  -----------  -------------
C. Norman Winningstad(3)................................................................     482,360           9.8
Sawtooth Capital Management, L.P.(4)....................................................     448,400           9.2
G. Gerald Pratt(5)......................................................................     429,348           8.7
Robert A. Simms, Sr.(6).................................................................     242,850           5.0
  55 RAILROAD AVE.
  GREENWICH, CT 06830
Milton R. Smith(7)......................................................................     281,642           5.7
Robert L. Carter(8).....................................................................     258,835           5.3
Frank G. Hausmann(9)....................................................................     190,000           3.7
G. Edward Brightman(10).................................................................     107,774           2.2
Frederick M. Stevens(11)................................................................      34,458         *
Graham E. Dorland(12)...................................................................      32,200         *
General Merrill A. McPeak(13)...........................................................      25,600         *
David A. McFeeters-Krone(14)............................................................           0         *
Robert B. Smart(15).....................................................................           0         *
All Executive Officers and Directors as a group (11 persons)(16)........................   1,842,217          34.0

------------------------

   * Less than 1%

 (1) Unless otherwise indicated, the address of each beneficial owner identified is ThrustMaster, Inc., 7175 NW Evergreen Parkway #400, Hillsboro, Oregon 97124.

 (2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. For purposes of this table, a person is deemed to be the beneficial owner of securities that (i) can be acquired by such person within 60 days upon the exercise of options or warrants and
     (ii) are held by such person's spouse or other immediate family member sharing such person's household. Each beneficial owner's percentage ownership set forth below is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days after August 16, 1999, have been exercised or converted.

 (3) Includes 53,000 shares beneficially owned with spouse and 29,720 shares subject to options exercisable within 60 days after August 16, 1999.

 (4) Share ownership based on Schedule 13G filed March 22, 1999. Includes 250,480 shares beneficially owned by with Sawtooth Partners, L.P. Sawtooth Capital Management, L.P. is a registered investment advisor whose clients, including Sawtooth Partners, L.P., have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, shares of Common Stock. No person, other than Sawtooth Partners, L.P., holds more than five percent of the shares. Sawtooth Capital Management, L.P. is the sole general partner of Sawtooth Partners, L.P. Sawtooth Capital Management, Inc. is the sole general partner of Sawtooth Capital Management, L.P., and Bartley B.

     Blout is the controlling shareholder of Sawtooth Capital Management, Inc. The address for all of these persons is 100 Wilshire Blvd., 15th Floor, Santa Monica, CA 90401. This information is based on a Schedule 13G filed
                 .

 (5) Includes 29,720 shares subject to options exercisable within 60 days after August 16, 1999.

 (6) Share ownership based on Schedule 13D/A filed May 17, 1999. Includes 36,950 shares beneficially owned by Simms Capital Management, Inc.

 (7) Includes 79,160 shares subject to options exercisable within 60 days after August 16, 1999.

 (8) Includes 10,150 shares subject to options exercisable within 60 days after August 16, 1999.

 (9) Includes 190,000 shares subject to options exercisable within 60 days after August 16, 1999.

 (10) Includes 103,990 shares subject to options exercisable within 60 days after August 16, 1999.

 (11) Includes 4,738 shares beneficially owned with spouse and 29,720 shares subject to options exercisable within 60 days after August 16, 1999.

 (12) Includes 2,480 shares beneficially owned with spouse and 29,720 shares subject to options exercisable within 60 days after August 16, 1999.

 (13) Includes 25,600 shares subject to options exercisable within 60 days after August 16, 1999.

 (14) Excludes 45,000 shares subject to options exercisable more than 60 days after August 16, 1999.

 (15) Excludes 45,000 shares subject to options exercisable more than 60 days after August 16, 1999.

 (16) Includes 527,780 shares subject to options exercisable within 60 days after August 16, 1999. Excludes 90,000 shares subject to options exercisable more than 60 days August 16, 1999.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    The Company has historically been a developer and marketer of realistic, high quality game controllers for the home personal computer ("PC") and video console markets, which comprises the Company's hardware business. The Company has established ThrustMaster-Registered Trademark- as a brand name recognized for quality, value, durability and ease of use. ThrustMaster products enhance the enjoyment of the PC, video game, and Internet entertainment experience and appeal to a wide variety of users, from occasional game players to avid enthusiasts. The Company's hardware products include racing wheels, joysticks, game pads and flight simulation controllers. The Company's hardware products are available in over 5,000 retail outlets in North America and Europe.

    The Company's new Internet community, collaboration and communications business currently consists of two software solutions in the WeCanTalk.com portfolio: Talk n' Play and iConference. Both products are Internet communications solutions that allow up to four people in separate locations to conduct a voice conference while playing games, sharing files, or visiting the same or different Web sites over the Internet. To create these software products, the Company integrated new and cutting edge technology licensed from Intel Corporation with the Company's proprietary software technology. The Company shipped Talk n' Play into distribution channels in January 1999 and shipped iConference into distribution channels in late June 1999.

SALE OF HARDWARE BUSINESS (DISCONTINUED OPERATIONS)

    On July 26, 1999, the Company entered into the Agreement for the sale of the Company's hardware business assets and its sales and return warranty reserves to Guillemot for $15 million in cash (cash is held in an escrow account pending closing of the transaction), subject to certain adjustments. The Company's hardware business has historically comprised the bulk of the Company's assets, liabilities, revenues and expenses. From its founding in 1990 through 1997, the Company was the leader in designing and marketing innovative PC game controller products. However, commencing in 1997, many larger competitors with greater economies of scale entered the game controller market, creating an extremely competitive environment characterized by declining prices and increased marketing costs. The Company's management determined that the Company could not achieve the economies of scale necessary to be profitable in the game controller market in the foreseeable future and concluded that the Company should sell the hardware business and invest the proceeds in the Company's Internet community, collaboration and communications business.

INTERNET COMMUNICATIONS SOFTWARE BUSINESS (CONTINUED OPERATIONS)

    On May 31, 1998 the Company entered into a license agreement with Intel Corporation that licensed to the Company certain software source code technology related to voice communications over the Internet. The scope of the license was limited primarily to the PC gaming and entertainment market where the bulk of the Company's historical business activity was conducted. In December 1998, the Company re-negotiated the license agreement and secured additional terms allowing it to use the technology in additional market segments outside of PC gaming and entertainment.

    In January 1999, the Company shipped its first Internet communications software product into the distribution and retail channels. The product, called Talk n' Play, incorporates the Intel technology and allows up to four people in separate locations to conduct a four-way voice conference over the Internet while they play on-line games. The product also allows the user to participate in certain Internet communities provided by PeopleLink, Inc., a provider of outsourced Internet community communications. In June 1999, the Company shipped its second Internet communications product, iConference, into the distribution and retail channels, targeting the small-office/home-office market. iConference provides the same four-way Internet voice conferencing capability as Talk n' Play and adds the ability for up to four people to transfer files, share files or share a white board while they are engaged in their voice conference.

    In August 1999, the Company entered into a second license agreement with Intel Corporation that licensed to the Company additional software source code that the Company believes will enable it to accelerate the development of its next generation Internet community, collaboration and communications products. The Company intends to target these new products at the strategic Internet OEM and PC-OEM channels. Most of the Company's 1999 revenue from its new Internet software business has been generated in the computer retail channel.

    The Company shipped its first two Internet communications software products into the computer distribution and retail channel because the Company had established relationships in that channel through the sale of its hardware game controller products. Moreover, there is significant overlap between the computer software and computer hardware distribution and retail channels. However, the computer distribution and retail channel is expensive. Distributors and retailers demand significant financial commitments with respect to advertising and marketing and provide little "in store" attention and support for a vendor's products. As a result, the Company plans to significantly increase its advertising and marketing efforts to promote its software products.

    The Company believes that Internet community, collaboration and communications by the mass market is in an early stage of development but that increasing demand for these services will develop with the convergence of real-time data, voice and video multimedia interactivity over the Internet. Currently, most of this technology is "server based." This requires a provider of these services to buy additional computer equipment in order to constantly "scale-up" to meet the increased demands of its subscribers or visitors. The technology the Company licensed from Intel Corporation provides for "client-to-client" solutions. This technology allows a provider to offer a desktop client software solution that will allow its subscribers or visitors to engage in real-time multimedia communications without being "tied" to the provider's server. The Company believes that the future of Internet community, collaboration and communications will be driven by open, standards-based, "client-to-client" technology and solutions.

    The discussion below and the consolidated financial statements contained in this Proxy Statement give effect to the Sale and treat the hardware business as a discontinued operation. Even though the Company derived no revenues from its software business prior to 1999 and did not begin operating its software business until mid-1998, the consolidated financial statements contained herein reflect certain overhead costs and interest income that is attributable to general corporate purposes and continuing operations.

    The following discussion should be read in conjunction with the Company's consolidated financial statements and the notes thereto included elsewhere in this report.

RESULTS OF OPERATIONS

    On July 26, 1999, the Company entered into an agreement to sell substantially all of the assets of the hardware business and its sales and return warranty reserves for approximately $15 million in cash (cash is held in an escrow account pending closing of the transaction), subject to adjustments in specified circumstances. The transaction is subject to customary closing conditions, including formal approval by the Company's shareholders. Prior to the expected closing in September 1999, the Company will continue to operate the hardware business for the benefit of the purchaser. The continuing operations of the Company consist of its software business, which began in mid-1998 and generated minor revenues in 1999. On or before the closing, the Company is expecting to reduce its workforce to match its future operations.

    Because the Company did not derive any revenues from its software business until early 1999, the Company cannot set forth the percentage of revenues represented by certain items included in the Company's Consolidated Statements of Operations.

COMPARISONS OF YEARS ENDED DECEMBER 31, 1998 AND 1997

    The Company did not derive any revenue from its continuing operations in 1998 or 1997. The hardware business has been accounted for as discontinued operations, but certain expenses have been allocated to continued operations, based on the number of employees remaining with the software business, their related employee costs and overhead for facilities and other related costs and corporate overhead expenses that are expected to represent continuing expenses.

    RESEARCH AND ENGINEERING EXPENSES. Research and engineering expenses were $162,000 for 1998, an increase of 100% compared to 1997. This increase was a result of software engineers and related costs allocated to 1998.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were $935,000 for 1998, an increase of $440,000 or 88.9%, compared to $495,000 in 1997. The increase in selling, general and administrative expenses in 1998 was a result of employee costs and expenses allocated to 1998.

    INTEREST INCOME. Interest income for 1998 was $64,000. This compares with interest income of $304,000 in 1997. Interest income represents earnings from the investment of the cash balances of the Company.

COMPARISONS OF YEARS ENDED DECEMBER 31, 1997 AND 1996

    The Company did not derive any revenue from its continuing operations in 1997 or 1998 and did not incur any research and engineering expenses in 1997 or 1996.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were $495,000 for 1997, an increase of $55,000 or 12.5%, compared to $440,000 in 1996. The increase in selling, general and administrative expenses in 1997 was a result of an increase in employee costs and expenses allocated to 1997.

    INTEREST INCOME. Interest income for 1997 was $304,000. This compares with interest income of $466,000 in 1996. Interest income represents earnings from the investment of the cash balances of the Company.

INCOME/LOSS FROM DISCONTINUED OPERATIONS IN 1996, 1997, AND 1998

    Income (loss) from discontinued operations of $2,233,000, $3,388,000 and ($8,023,000) represents the net activity of the discontinued hardware business, including revenues and associated expenses and the resulting tax provision (benefit) for the years ended December 31, 1996, 1997 and 1998, respectively. Income (loss) from discontinued operations includes the entire tax provision (benefit) of the Company for the years ended December 31, 1996, 1997 and 1998 as management determined that income taxes (benefits) were primarily associated with the hardware business because the software business had limited activity in 1998 and future taxable income is not reasonably predictable.

    The significant loss incurred in 1998 in comparison to the previous two years is primarily due to the influx of several large competitors late in 1997 with greater economies of scale, creating an extremely competitive environment resulting in declining sales prices and increased marketing costs. Leading up to and during part of 1997, the Company was one of the leaders in the game controller market and was generating positive net income.

LIQUIDITY AND CAPITAL RESOURCES

    The Company has financed its activities to date with a combination of cash flow from operations, borrowed funds, and proceeds from the sale of equity securities.

    As of June 30, 1999 the Company owed $671,000 under its demand discretionary $16,000,000 line of credit. On July 30, 1999, the Company paid off this line of credit in full, and the lender and the Company terminated the line of credit. Prior to its termination the line of credit bore interest at a fluctuating rate equal to the prime rate plus 4% and was collateralized by substantially all of the Company's assets.

    On January 28, 1999, the Company issued to three investors an aggregate of 250,000 shares of the Company's Common Stock (subject to adjustment as described below) and warrants exercisable for an aggregate of 70,754 shares of Common Stock for an aggregate of $4,000,000. The exercise price applicable to 50% of the shares issuable upon exercise of the warrants is $20.00 per share; the exercise price for the remaining warrant shares is $22.40 per share. The Company also agreed to issue to the investors "adjustment" shares of its Common Stock for no additional consideration depending upon the market price of the Company's Common Stock during specified periods following the investment. The adjustment periods lapsed in July 1999 and the Company was not required to issue any additional shares. The Company may elect, subject to the satisfaction of certain conditions, to sell one additional tranche of equity investment to the investors. As of the date hereof, the conditions to the additional tranche of investment have not been satisfied. The amount of the additional tranche would range from $1,000,000 to $6,000,000 depending on the price of the Company's Common Stock at the time of the investment. The Company could be required to issue additional shares of its Common Stock in connection with any additional tranche of investment to ensure at least a 12.5% return to the investors.

    On June 9, 1999, the Company issued and sold to two investors $6,000,000 aggregate principal amount of the Company's zero coupon Convertible Debentures due June 9, 2002 (the "Debentures"). The Debentures may be converted into shares of the Company's Common Stock at any time prior to June 9, 2002. The number of shares into which each Debenture is convertible is equal to the outstanding principal amount of the Debenture divided by the conversion price, which may fluctuate from time to time.

    On August 6, 1999, the Company entered into a binding letter of intent with a single investor for the sale of 273,853 shares of the Company's Common Stock for $18.258 per share. The Company entered into definitive documentation for the sale on August 31, 1999 and received $5,000,008 in proceeds. In connection with the sale, the Company agreed to issue a warrant for 30,000 shares of the Company's Common Stock to the investor's financial consultant as a finder's fee. The exercise price for this warrant is $18.258 per share.

    Net cash used in operating activities was $5,020,000 in 1998, resulting primarily from an increase in deferred income taxes and taxes receivable of $6,410,000 and a net loss of $9,056,000, offset by a decrease in net assets from discontinued operations of $6,474,000, depreciation of $1,124,000 and an increase in payables and accrued liabilities of $2,942,000. Net cash used in operating activities was $6,342,000 in 1997. The primary components of changes in working capital in 1997 were an increase in net assets used in discontinued operations of $10,494,000 and an offset from net income of $3,197,000 and from an increase in payables and accrued liabilities of $792,000. Net cash used in operating activities was $1,395,000 in 1996. The primary components of changes in working capital in 1996 were an increase in net assets used in discontinued operations of $7,670,000 and an offset from net income of $2,259,000 and from an increase in payables and accrued liabilities of $3,684,000.

    Capital expenditures for 1998, 1997, and 1996 were $359,000, $793,000, and $335,000, respectively. These expenditures were primarily for new computer equipment.

    The Company believes that available funds to be generated by the sale of the hardware business and the issuance of additional debt and equity as described above or otherwise will be adequate to meet the Company's cash needs during the next twelve months. The Company may require additional capital beyond the amounts currently forecasted by the Company. Any such required additional capital may not be available on reasonable terms, if at all, at such time or times as required by the Company.

YEAR 2000 COMPLIANCE

    The Year 2000 issue results from computer programs written using two, rather than four, digits to define the applicable year. These computer programs may recognize a date using "00" as the year 1900 instead of 2000 and cause system failures or miscalculations or material disruptions of business operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business operations. If the Company or its significant customers, suppliers, service providers and other related third parties fail to take the necessary steps to correct or replace these problematic computer programs, the Year 2000 issue could have a material adverse effect on the Company. The Company cannot, however, quantify the impact at this time.

    The Company has begun upgrading or replacing the software packages underlying its financial, production, communication, desktop and other systems, as appropriate, to address the Year 2000 issue. It has also performed an in-depth analysis of its products and begun to modify those that are not Year 2000 compliant. Moreover, the Company has begun to contact all major external third parties that provide products and services to the Company to assess their readiness for the Year 2000.

    Management believes it has completed the review and assessment phase of affected systems within the Company and those which are external to the Company. This assessment indicated that most of the Company's significant internal information systems could be affected by the Year 2000 issue, and that the Company may be negatively impacted by non-compliance of related third parties.

    The Company has begun the remediation phase of the Company's internal information technology systems and has set September 1999 as the target for Year 2000 compliance of all of the Company's internal information technology systems. The Company's internal information technology systems include its finance systems and those systems used in the research and development of the Company's products.

    The Company is in the process of creating contingency plans for its internal information technology systems. These contingency plans are expected to be in place by September 30, 1999. In the event the Company's information technology systems are not Year 2000 compliant by September 30, 1999, the Company will decide at that time whether to implement the necessary contingency plans.

    The Company has queried its important suppliers and service providers and has obtained assurances from those third parties that they are or will be Year 2000 compliant. The inability of those parties to become Year 2000 compliant could have a material adverse effect on the Company. The effects of non-compliance by third parties where no system interface exists is not determinable.

    The Company has made and will continue to make investments in systems and applications to address Year 2000 issues. The Company has not tracked all internal resources dedicated to the resolution of the Year 2000 issue and, therefore, is unable to quantify precisely internal costs incurred to date that are associated with the Year 2000 issue. Identifiable expenditures for these investments were approximately $46,000 through June 30, 1999. Management estimates that additional expenditures in 1999 will total approximately $84,000. Investments to address the Year 2000 issue have been, and are expected to be, funded through cash generated from operations.

    The Company's plans to complete the Year 2000 modifications are based upon management's best estimates, which were derived utilizing numerous assumptions of future events, including continued availability of certain resources, and other factors. However, there can be no assurance that these estimates will be achieved and actual results could differ materially from those plans. Specific factors that might cause such material differences include the availability and cost of personnel trained in this area and the ability to locate and correct all relevant computer codes.

                            SELECTED FINANCIAL DATA

    The following selected consolidated financial data relating to the Company should be read in conjunction with the Company's consolidated financial statements and the related notes thereto. On July 23, 1999, the Board of Directors of the Company approved the sale of the Company's hardware business assets. The Company has presented the hardware business as a discontinued operation in the selected consolidated financial data presented below. The selected financial data set forth below for the Company as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 are derived from the audited financial statements included elsewhere herein. The selected financial data set forth below for the Company as of December 31, 1994, 1995 and 1996 and for each of the two years in the period ended December 31, 1995 are derived from the consolidated financial statements not included elsewhere herein.

                                                                                    YEARS ENDED DECEMBER 31,
                                                                      -----------------------------------------------------
                                                                        1994       1995       1996       1997       1998
                                                                      ---------  ---------  ---------  ---------  ---------
                                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Operating expenses:
  Research and engineering..........................................  $      --  $      --  $      --  $      --       (162)
  Selling, general and administrative...............................       (329)      (397)      (440)      (495)      (935)
Interest income.....................................................         --        404        466        304         64
                                                                      ---------  ---------  ---------  ---------  ---------
Income (loss) from continuing operations............................       (329)         7         26       (191)    (1,033)
Income (loss) from discontinued operations, net of tax provision
  (benefit) of $633; $687; $1,370; $1,615 and ($5,792)(1)...........      1,467      1,354      2,233      3,388     (8,023)
                                                                      ---------  ---------  ---------  ---------  ---------
Net income (loss)...................................................  $   1,138  $   1,361  $   2,259  $   3,197  $  (9,056)
                                                                      ---------  ---------  ---------  ---------  ---------
                                                                      ---------  ---------  ---------  ---------  ---------
Income (loss) from continuing operations per share
  Basic.............................................................  $   (0.15) $    0.00  $    0.01  $   (0.04) $   (0.24)
                                                                      ---------  ---------  ---------  ---------  ---------
                                                                      ---------  ---------  ---------  ---------  ---------
  Diluted...........................................................  $   (0.12) $    0.00  $    0.01  $   (0.04) $   (0.24)
                                                                      ---------  ---------  ---------  ---------  ---------
                                                                      ---------  ---------  ---------  ---------  ---------
Income (loss) from discontinued operations per share (1)
  Basic.............................................................  $    0.65  $    0.37  $    0.53  $    0.79  $   (1.83)
                                                                      ---------  ---------  ---------  ---------  ---------
                                                                      ---------  ---------  ---------  ---------  ---------
  Diluted...........................................................  $    0.55  $    0.33  $    0.50  $    0.73  $   (1.83)
                                                                      ---------  ---------  ---------  ---------  ---------
                                                                      ---------  ---------  ---------  ---------  ---------
Weighted average shares outstanding
  Basic.............................................................      2,244      3,647      4,182      4,268      4,380
                                                                      ---------  ---------  ---------  ---------  ---------
                                                                      ---------  ---------  ---------  ---------  ---------
  Diluted...........................................................      2,684      4,060      4,468      4,660      4,380
                                                                      ---------  ---------  ---------  ---------  ---------
                                                                      ---------  ---------  ---------  ---------  ---------

                                                                                          DECEMBER 31,
                                                                      -----------------------------------------------------
                                                                        1994       1995       1996       1997       1998
                                                                      ---------  ---------  ---------  ---------  ---------
                                                                                         (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital.....................................................  $   2,230  $  12,836  $  15,253  $  18,361  $  10,685
Total assets........................................................      4,346     14,910     20,896     26,092     25,954
Total liabilities...................................................      1,656      1,599      4,998      6,812     14,401
Total shareholders' equity..........................................      2,690     13,311     15,898     19,280     11,553

------------------------

(1) Income (loss) from discontinued operations net of tax provision (benefit) and income (loss) from continuing operations per share amounts include a pro forma income tax adjustment to reflect the Company as a C corporation, rather than an S corporation, for federal and state income tax purposes for the year ended December 31, 1994, and to exclude the cumulative effect on deferred taxes in 1995 related to the conversion from an S corporation to a C corporation.

                     COMPARATIVE PER SHARE DATA (UNAUDITED)

    The following tabulation reflects the historical net income (loss) per share in comparison with the income (loss) from continuing operations per share after giving effect to the proposed Sale. The information presented in this tabulation should be read in conjunction with the description of the proposed Sale contained in this Proxy Statement and the consolidated financial statements appearing elsewhere herein and ThrustMaster's consolidated financial statements included in ThrustMaster's 1998 Form 10K/ A, previously filed with the Securities and Exchange Commission.

                                                                        YEARS ENDED DECEMBER 31,
                                                                     -------------------------------
                                                                       1996       1997       1998
                                                                     ---------  ---------  ---------
Basic Income (loss) per share:
  Historical net income (loss).....................................  $    0.54  $    0.75  $   (2.07)
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------
  Income (loss) from continuing operations.........................  $    0.01  $   (0.04) $   (0.24)
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------
Diluted income (loss) per share:
  Historical net income (loss).....................................  $    0.51  $    0.69  $   (2.07)
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------
  Income (loss) from continuing operations.........................  $    0.01  $   (0.04) $   (0.24)
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------

                        BOOK VALUE PER SHARE (UNAUDITED)

    The following tabulation reflects the historical net book value per share of ThrustMaster's Common Stock in comparison with the continuing operations net book value per share of ThrustMaster's Common Stock after giving effect to the proposed Sale at July 26, 1999 based on 4,380,000 basic and diluted shares outstanding for both the historical net book value and continuing operations net book value. The information presented in this tabulation should be read in conjunction with the description of the proposed Sale contained in this information statement and the consolidated financial statements appearing elsewhere herein and ThrustMaster's consolidated financial statements included in ThrustMaster's 1998 Form 10K/A, previously filed with the Securities and Exchange Commission.

                                                                                  AS OF
                                                                            DECEMBER 31, 1998
                                                                         ------------------------
                                                                                          PRO
                                                                         HISTORICAL      FORMA
                                                                         -----------  -----------
Book Value Per Share:
  Basic and Diluted....................................................   $    2.64    $    2.64

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

    Shareholder proposals to be presented at the 1999 Annual Meeting of Shareholders must be received at the Company's principal executive offices no later than October 1, 1999 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The information in the following documents filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, is incorporated by reference in this Proxy Statement:

    - Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998;

    - Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999;

    - Current Reports on Form 8-K filed on February 16, 1999 and June 14, 1999; and

    - All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before September 24, 1999.

    COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED MARCH 31, 1999 AND JUNE 30, 1999, CURRENT REPORTS ON FORM 8-K FILED ON FEBRUARY 16, 1999 AND JUNE 14, 1999, AND ANY DOCUMENTS SUBSEQUENTLY FILED BY THE COMPANY PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, BEFORE SEPTEMBER 24, 1999 MAY BE OBTAINED FROM THE COMPANY WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY. REQUESTS SHOULD BE DIRECTED TO THE SECRETARY, THRUSTMASTER, INC., 7175 N.W. EVERGREEN PARKWAY #400, HILLSBORO, OREGON 97124.

    Representatives of PricewaterhouseCoopers LLP will be in attendance at the Special Meeting and will be given the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

                                          /s/ FRANK G. HAUSMANN
                                          --------------------------------------
                                          President and Chief Executive Officer
                                          Portland, Oregon
                                          September 10, 1999

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------

Report of Independent Accountants..........................................................................        F-2

Consolidated Balance Sheets--As of December 31, 1997 and 1998..............................................        F-3

Consolidated Statements of Operations--For each of the three years in the
  period ended December 31, 1998...........................................................................        F-4

Consolidated Statements of Cash Flows--For each of the three years in the
  period ended December 31, 1998...........................................................................        F-5

Consolidated Statements of Changes in Shareholders' Equity--For each of the
  three years in the period ended December 31, 1998........................................................        F-6

Notes to Consolidated Financial Statements.................................................................        F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of ThrustMaster, Inc.

    In our opinion, the consolidated financial statements listed in the accompanying index on the preceding page present fairly, in all material respects, the financial position of ThrustMaster, Inc. and its subsidiary (the "Company") at December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP

Portland, Oregon
January 25, 1999, except as to Note 14, which is as of January 28, 1999, and except as to Notes 1 and 3, which are as of July 26, 1999

             FINANCIAL STATEMENTS AND SUPPLEMENTARY FINANCIAL DATA
                               THRUSTMASTER, INC.
                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1997       1998
                                                                                              ---------  ---------
                                                      ASSETS
Current assets:
  Cash and cash equivalents.................................................................  $     449  $     460
  Prepaid expenses and other................................................................         40        134
  Net assets from discontinued operations...................................................     24,211     17,737
  Income taxes receivable...................................................................         --      2,078
  Deferred income taxes.....................................................................        409      4,677
                                                                                              ---------  ---------
  Total current assets......................................................................     25,109     25,086
Plant and equipment, net....................................................................        955        843
Other.......................................................................................         28         25
                                                                                              ---------  ---------
    Total assets............................................................................  $  26,092  $  25,954
                                                                                              ---------  ---------
                                                                                              ---------  ---------
                                       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Operating line of credit..................................................................  $   1,110  $   5,821
  Accounts payable..........................................................................      2,919      7,202
  Accrued liabilities.......................................................................      2,719      1,378
                                                                                              ---------  ---------
Total current liabilities...................................................................      6,748     14,401
Deferred income taxes.......................................................................         64         --
                                                                                              ---------  ---------
    Total liabilities.......................................................................      6,812     14,401
                                                                                              ---------  ---------
Commitments (Note 9)
Shareholders' equity:
  Preferred stock, no par value, 5,000,000 shares authorized;
    none issued or outstanding..............................................................         --         --
  Common stock, no par value, 25,000,000 shares authorized;
    4,293,588 and 4,597,333 shares issued and outstanding...................................     13,486     14,846
  Retained earnings (accumulated deficit)...................................................      5,794     (3,262)
  Cumulative translation adjustment.........................................................         --        (31)
                                                                                              ---------  ---------
    Total shareholders' equity..............................................................     19,280     11,553
                                                                                              ---------  ---------
    Total liabilities and shareholders' equity..............................................  $  26,092  $  25,954
                                                                                              ---------  ---------
                                                                                              ---------  ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                               THRUSTMASTER, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                         YEARS ENDED DECEMBER 31,
                                                                                      -------------------------------
                                                                                        1996       1997       1998
                                                                                      ---------  ---------  ---------
Operating expenses:
  Research and engineering..........................................................  $      --  $      --  $    (162)
  Selling, general and administrative...............................................       (440)      (495)      (935)
Interest income.....................................................................        466        304         64
                                                                                      ---------  ---------  ---------
Income (loss) from continuing operations............................................         26       (191)    (1,033)
Income (loss) from discontinued operations,
  net of tax provision (benefit) of $1,370; $1,615 and ($5,792).....................      2,233      3,388     (8,023)
                                                                                      ---------  ---------  ---------
  Net income (loss).................................................................  $   2,259  $   3,197  $  (9,056)
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------
Income (loss) from continuing operations per share
  Basic.............................................................................  $    0.01  $   (0.04) $   (0.24)
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------
  Diluted...........................................................................  $    0.01  $   (0.04) $   (0.24)
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------
Income (loss) from discontinued operations per share
  Basic.............................................................................  $    0.53  $    0.79  $   (1.83)
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------
  Diluted...........................................................................  $    0.50  $    0.73  $   (1.83)
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------
Weighted average shares outstanding
  Basic.............................................................................      4,182      4,268      4,380
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------
  Diluted...........................................................................      4,468      4,660      4,380
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                               THRUSTMASTER, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                       YEARS ENDED DECEMBER 31,
                                                                                   --------------------------------
                                                                                     1996        1997       1998
                                                                                   ---------  ----------  ---------
Cash flows from operations:
  Income (loss) from continuing operations.......................................  $      26  $     (191) $  (1,033)
  Income (loss) from discontinued operations.....................................      2,233       3,388     (8,023)
                                                                                   ---------  ----------  ---------
  Net income (loss)..............................................................      2,259       3,197     (9,056)
  Adjustments to reconcile net income (loss) to net cash used in operating activities:
    Depreciation.................................................................        198         471      1,124
    Deferred income taxes and taxes receivable...................................       (152)       (127)    (6,410)
    Change in operating assets and liabilities:
      Prepaid expenses and other assets..........................................        286        (181)       (94)
      Payables and accrued liabilities...........................................      3,684         792      2,942
    Change in net assets from discontinued operations............................     (7,670)    (10,494)     6,474
                                                                                   ---------  ----------  ---------
        Net cash used in operating activities....................................     (1,395)     (6,342)    (5,020)
                                                                                   ---------  ----------  ---------

Cash flows from investing activities:
  Purchases of plant and equipment...............................................       (335)       (793)      (359)
                                                                                   ---------  ----------  ---------

Cash flows from financing activities:
  Proceeds from operating line of credit.........................................         --       1,110      4,711
  Payments on long-term debt.....................................................        (11)        (10)        --
  Proceeds from issuance of common stock.........................................         71          64        679
                                                                                   ---------  ----------  ---------
        Net cash provided by financing activities................................         60       1,164      5,390
                                                                                   ---------  ----------  ---------
        Net increase (decrease) in cash and cash equivalents.....................     (1,670)     (5,971)        11
Cash and cash equivalents, beginning of year.....................................      8,090       6,420        449
                                                                                   ---------  ----------  ---------
Cash and cash equivalents, end of year...........................................  $   6,420  $      449  $     460
                                                                                   ---------  ----------  ---------
                                                                                   ---------  ----------  ---------

Cash paid during the year for:
Interest.........................................................................  $       1  $       19  $     183
Income taxes.....................................................................         47       1,531      1,025

  The accompanying notes are an integral part of these consolidated financial statements.

                               THRUSTMASTER, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                 (IN THOUSANDS)

                                                                           RETAINED       ACCUMULATED
                                                      COMMON STOCK         EARNINGS          OTHER
                                                 ----------------------  (ACCUMULATED    COMPREHENSIVE    COMPREHENSIVE
                                                   SHARES      AMOUNT      DEFICIT)          LOSS         INCOME (LOSS)
                                                 -----------  ---------  ------------  -----------------  --------------
Balance, January 1, 1996.......................       3,953   $  11,877   $    1,434
  Proceeds from issuance of common stock.......         164          71           --
  Tax benefits from stock options exercised....          --         257           --
  Stock dividend declared......................         123       1,096       (1,096)
  Net income...................................          --          --        2,259              --        $    2,259
                                                      -----   ---------  ------------            ---           -------
Balance, December 31, 1996.....................       4,240      13,301        2,597              --
  Comprehensive income 1996....................                                                                  2,259
                                                                                                               -------
                                                                                                               -------
  Proceeds from issuance of common stock.......          54          64           --
  Tax benefits from stock options exercised....          --         121           --
  Net income...................................          --          --        3,197              --             3,197
                                                      -----   ---------  ------------            ---           -------
Balance, December 31, 1997.....................       4,294      13,486        5,794              --
  Comprehensive income 1997....................                                                                  3,197
                                                                                                               -------
                                                                                                               -------
  Proceeds from issuance of common stock.......         303         679           --
  Tax benefits from stock options exercised....          --         681           --
  Translation Adjustment.......................          --          --           --       $     (31)              (31)
  Net loss.....................................          --          --       (9,056)             --            (9,056)
                                                      -----   ---------  ------------            ---           -------
Balance, December 31, 1998.....................       4,597   $  14,846   $   (3,262)
                                                      -----   ---------  ------------
                                                      -----   ---------  ------------
  Comprehensive loss 1998......................                                            $     (31)       $   (9,087)
                                                                                                 ---           -------
                                                                                                 ---           -------

  The accompanying notes are an integral part of these consolidated financial statements

                               THRUSTMASTER, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 1--THE COMPANY

    The consolidated financial statements include the accounts of ThrustMaster, Inc., (the "Company"), an Oregon corporation, and its wholly-owned subsidiaries, ThrustMaster (Europe) Limited, and its wholly owned subsidiary ThrustMaster (Deutschland) GmbH. The Company was incorporated on July 31, 1990. The Company is a developer and marketer of realistic, high quality game controllers and software solutions designed to enhance the personal computer and video console entertainment experience.

    On July 26, 1999, the Company entered into an agreement to sell substantially all of the assets of the hardware business and sales and return warranty reserves for approximately $15 million in cash which is being held in an escrow account pending closing of the transaction, subject to adjustments in specified circumstances. While the transaction is subject to customary closing conditions, including formal approval by the Company's shareholders, the purchaser has received irrevocable proxies from shareholders representing more than 46.9 percent of the Company's outstanding shares approving the transaction, and three security holders (representing 3.4 percent of the Company's outstanding shares), including the Company's Chief Executive Officer, entered into a voting agreement to approve the transaction. Prior to the expected closing in September 1999, the Company will continue to operate the hardware business for the benefit of the purchaser. The continuing operations of the Company consist of its software business which began in mid-1998 and generated minor revenues in 1999. On or before the closing, the Company is expecting to reduce its workforce to match its future operations.

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES

    CASH AND CASH EQUIVALENTS. Cash equivalents consist of highly liquid debt instruments purchased with an original maturity of three months or less.

    HARDWARE INVENTORIES. Inventories are stated at the lower of cost or market on a first-in, first-out basis. Finished goods are costed using standard costs, which approximates the first-in, first-out method of accounting. No software inventories existed at or before December 31, 1998. See Note 3.

    PLANT AND EQUIPMENT. Plant and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives (three to seven years). Replacements and improvements which extend the useful life are capitalized. Maintenance and repairs and routine replacements are expensed as incurred. Upon disposal, costs and related accumulated depreciation of the assets are removed from the accounts and resulting gains and losses are reflected in operations. See Note 3.

    INCOME TAXES. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial reporting and tax bases of assets and liabilities and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period of change. Valuation allowances are established when necessary, to reduce deferred tax assets to the amounts expected to be realized.

    REVENUE RECOGNITION. Revenue is recognized at the time of product shipment. All hardware products have a warranty for one year from date of sale covering product defects. Certain sales agreements provide the right to return unsold merchandise. The Company provides for estimated costs of warranty and returns

                               THRUSTMASTER, INC.

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) when products are shipped. The Company offers price protection to certain customers on its products. At the time of a price reduction, the Company records this price protection as a reduction of revenues.

    RESEARCH AND ENGINEERING EXPENSE. Research and engineering costs are charged to operations as incurred.

    ADVERTISING. Advertising costs, which include cooperative advertising and marketing development funds, are expensed as incurred.

    FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS. The Company maintains a sales and hardware distribution office and warehouse in Surrey, England, through which all of its European hardware sales are made. The financial statements of the Company's operations in the United Kingdom have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation. "Certain of the Company's hardware sales to foreign distributors are denominated in foreign currencies. Gains and losses associated with foreign currency transactions are recorded in the Company's consolidated financial statements at the settlement date. Gains and losses associated with foreign currency receivables are recorded based upon the exchange rate at the end of the period.

    EARNINGS PER SHARE DATA. Basic earnings per common share is computed using the weighted average number of shares of common stock outstanding for the period. Diluted earnings per common share is computed using the weighted average number of shares of common stock and dilutive common equivalent shares outstanding during the year. Common equivalent shares from stock options are excluded from the computation when their effect is antidilutive.

    USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3--DISPOSAL OF HARDWARE BUSINESS ASSETS

    As described in Note 1, the Company entered into an agreement on July 26, 1999 to sell substantially all of the assets of the hardware business, including its sales and return warranty reserves, for approximately $15 million in cash. The hardware business has been accounted for as discontinued operations, and accordingly, its operations are segregated in the accompanying statement of operations. Revenues from these operations were $30,821; $45,494 and $25,905 for the years ended December 31, 1996, 1997 and 1998, respectively. Certain expenses have been allocated to continuing operations, including interest income, based on the number of employees remaining with the software business, their related employee costs and overhead for facilities and other related costs and corporate overhead expenses that are expected

                               THRUSTMASTER, INC.

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 3--DISPOSAL OF HARDWARE BUSINESS ASSETS (CONTINUED) to represent continuing operations. The components of net assets from discontinued operations included in the consolidated balance sheets at December 31, 1997 and 1998, follow:

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1997       1998
                                                                          ---------  ---------
Accounts receivable, net................................................  $  16,604  $  10,581
Inventories, net........................................................      6,974      6,786
Prepaid expenses and other..............................................        254        118
Tooling, net............................................................      1,164      1,507
Sales and return warranty reserves......................................       (785)    (1,255)
                                                                          ---------  ---------
  Total net assets from discountinued operations........................  $  24,211  $  17,737
                                                                          ---------  ---------
                                                                          ---------  ---------

NOTE 4--CONCENTRATION OF CREDIT RISK, FOREIGN OPERATIONS, AND MAJOR HARDWARE CUSTOMER INFORMATION

    The financial instrument that potentially subjects the Company to concentration of credit risk is hardware accounts receivable. The Company's hardware accounts receivable are primarily from a small number of computer wholesale distributors and software specialty stores located in the United States, Canada, and western Europe. Management believes that any risk of loss is significantly reduced by its ongoing credit evaluations of its customers' financial condition.

    In 1996, no hardware customer individually accounted for more than 10% of revenues of discontinued operations. In 1997, two hardware customers accounted for 11.8% and 10.4% of revenues, respectively. In 1998, two hardware customers accounted for 12.8% and 12.4% of revenues of discontiuned operations.

    Certain of the Company's game controllers designed to enhance the personal computer, video game, and internet entertainment experience are manufactured and assembled in Taiwan and China by independent contractors. Hardware products manufactured and assembled by one of these vendors approximated 74.3%, 89.9%, and 91.8% of total hardware product purchases in 1996, 1997, and 1998, respectively.

    Net hardware revenue by geographic region and as a percentage of total hardware revenue for Europe which constituted more than 10% of the Company's total hardware revenue is as follows:

                                                                  YEARS ENDED DECEMBER 31,
                                                               -------------------------------
                                                                 1996       1997       1998
                                                               ---------  ---------  ---------
Net hardware revenue by geographic region....................  $  10,225  $  13,473  $   9,256
Net hardware revenue as a % of total hardware revenue........       33.2%      29.6%      35.7%

    The Company's U.K. operations accounted for substantially all of the Company's European hardware sales. Identifiable hardware assets of the Company's U.K. operations were $2,937 at December 31, 1998.

                               THRUSTMASTER, INC.

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 5--HARDWARE INVENTORIES

    Hardware inventories are as follows:

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1997       1998
                                                                             ---------  ---------
Raw materials..............................................................  $   1,062  $   1,072
Work-in-progress...........................................................         49         34
Finished goods.............................................................      5,863      5,680
                                                                             ---------  ---------
                                                                             $   6,974  $   6,786
                                                                             ---------  ---------
                                                                             ---------  ---------

NOTE 6--PLANT AND EQUIPMENT

    Plant and equipment consists of the following:

                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1997       1998
                                                                           ---------  ---------
Computers and other equipment............................................  $   1,652  $   1,961
Furniture and fixtures...................................................        343        393
                                                                           ---------  ---------
                                                                               1,995      2,354
Accumulated depreciation.................................................     (1,040)    (1,511)
                                                                           ---------  ---------
                                                                           $     955  $     843
                                                                           ---------  ---------
                                                                           ---------  ---------

NOTE 7--OPERATING LINE OF CREDIT

    At December 31, 1998, the Company has a revolving line of credit pursuant to which it may borrow up to the lesser of $16,000 or 50% of eligible receivables and 50% of eligible inventory (subject to an inventory sub-limit of $2,500). Borrowings are payable on demand and bear interest at a fluctuating rate equal to the prime rate plus 2% which was 9.75% as of December 31, 1998. The line of credit is scheduled for review in October 1999 and is collateralized by substantially all the Company's assets. The line of credit is a "demand discretionary" credit facility and does not require the Company to maintain working capital and debt-to-equity ratios. At December 31, 1998, $5,821 was outstanding under the facility and the Company was in compliance with all loan covenants. At December 31, 1998, the Company had $826 available to borrow on the operating line of credit.

                               THRUSTMASTER, INC.

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 8--ACCRUED LIABILITIES

    Accrued liabilities consist of the following:

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1997       1998
                                                                             ---------  ---------
Accrued payroll and payroll liabilities....................................  $     208  $     265
Accrued bonuses............................................................        601         35
Federal and state income taxes.............................................      1,056         --
Accrued commissions........................................................        771        354
Other liabilities..........................................................         83        724
                                                                             ---------  ---------
                                                                             $   2,719  $   1,378
                                                                             ---------  ---------
                                                                             ---------  ---------

    A portion of the compensation paid by the Company to certain officers is determined based upon the Company's revenues and net income for the year. The Company recorded expense of $251 in 1996, $289 in 1997, and $25 in 1998 related to such amounts.

NOTE 9--COMMITMENTS

    The Company leases facilities and equipment under non-cancelable operating leases. Certain of the facility leases contain escalation clauses. The following is a schedule by years, through expiration of the facilities leases, of future minimum lease payments required under these leases as of December 31, 1998:

1999..............................................................  $     705
2000..............................................................        701
2001..............................................................        705
2002..............................................................        725
2003..............................................................        580
2004..............................................................        188
2005..............................................................        188
2006..............................................................        188
2007..............................................................        126

    Under the agreements for the lease of its office, production, and distribution facilities, the Company is obligated to the lessors for its share of certain expenses related to the use, operation, maintenance and insurance of the property. These expenses, payable monthly in addition to the base rent, are not included in the amounts shown above. Rental expense totaled $236, $438 and $767 for the years ended December 31, 1996, 1997, and 1998, respectively.

NOTE 10--STOCK OPTION PLANS AND WARRANTS

    The Company has adopted a stock option plan for employees and directors (the "1998 Stock Option Plan"). The Company has reserved 1,000,000 shares for issuance under the 1998 Stock Option Plan. The plan provides for incentive stock options and nonqualified options to be granted. The Company previously made grants under the 1994 Stock Option Plan, the 1994 Directors' Stock Option Plan, and a nonqualified plan adopted in 1990 in which 1,200,000 shares had been reserved. In May 1998, any ungranted options

                               THRUSTMASTER, INC.

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 10--STOCK OPTION PLANS AND WARRANTS (CONTINUED) and any future forfeitures under the 1994 and 1990 option plans were transferred to the 1998 Stock Option Plan.

    The stock option plans generally require the price of options to be at the estimated fair market value of the stock at the date of grant. Options have a maximum duration of ten years (five years under certain circumstances) and may be exercised in varying amounts over the vesting periods. During 1998, the Board of Directors approved a stock option repricing for all executives and employees of the Company. The repricing was effective as of October 1, 1998.

    The following table summarizes stock option transactions:

                                                                        NUMBER OF SHARES
                                                                    -------------------------
                                                                                   AVAILABLE
                                                                    UNDER OPTION   FOR GRANT
                                                                    -------------  ----------
Balance, January 1, 1996..........................................       700,606      629,869
Granted ($4.125 to $7.625 per share)..............................       340,930     (340,930)
Exercised ($0.25 to $0.75 per share)..............................      (169,023)          --
Cancelled( $0.485 to $5.34 per share).............................      (138,535)     138,535
                                                                    -------------  ----------
Balance, December 31, 1996........................................       733,978      427,474
Granted ($8.675 to $15.75 per share)..............................       243,470     (243,470)
Exercised ($0.243 to $8.495 per share)............................       (41,394)          --
Cancelled ($4.733 to $8.75 per share).............................       (40,233)      40,233
                                                                    -------------  ----------
Balance, December 31, 1997........................................       895,821      224,237
Authorization of additional shares................................            --    1,000,000
Granted ($2.75 to $12.375 per share)..............................       811,190     (811,190)
Exercised ($0.243 to $8.617 per share)............................      (303,745)          --
Cancelled ($0.243 to $15.75 per share)............................      (357,349)     357,349
                                                                    -------------  ----------
Balance, December 31, 1998........................................     1,045,917      770,396
                                                                    -------------  ----------
                                                                    -------------  ----------

    The exercise price of the outstanding options at December 31, 1998 ranged between $0.24 and $15.75 per share. The weighted average exercise price of outstanding options was $4.12 at December 31, 1998.

                               THRUSTMASTER, INC.

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 10--STOCK OPTION PLANS AND WARRANTS (CONTINUED)
    The following table summarizes information about stock options outstanding at December 31, 1998:

                              OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                   ------------------------------------------  -------------------------
                                    WEIGHTED       WEIGHTED                   WEIGHTED
                   OUTSTANDING       AVERAGE        AVERAGE    EXERCISABLE     AVERAGE
RANGE OF EXERCISE  AT DECEMBER     CONTRACTUAL     EXERCISE    AT DECEMBER    EXERCISE
     PRICES          31, 1998    REMAINING LIFE      PRICE       31, 1998       PRICE
-----------------  ------------  ---------------  -----------  ------------  -----------
  $0.24--$0.73         128,488            4.1      $    0.36       128,488    $    0.36
  $2.43--$3.00         292,400            8.2           2.77        82,400         2.52
  $3.50--$5.34         475,728            8.6           4.04        74,372         4.94
  $8.62--$8.75          89,801            8.2           8.68        20,712         8.68
 $11.50--$12.38         49,500            9.2          12.07            --           --
     $15.75             10,000            8.8          15.75         2,500        15.75
                   ------------                                ------------
      Total          1,045,917                                     308,472
                   ------------                                ------------
                   ------------                                ------------

    During 1995, warrants to purchase 139,050 shares were granted at a price of $7.57 per share. There were 117,151 warrants outstanding at December 31, 1998.

    The Company applies Accounting Principles Bulletin Opinion No. 25 and related interpretations in accounting for its plans. However, in accordance with SFAS No. 123, pro forma disclosures as if the Company adopted the cost recognition requirements under SFAS No. 123 for all awards subsequent to January 1, 1995, are presented below.

    The fair value of each option granted during the years ended 1996, 1997 and 1998 is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: (i) average dividend yield of 0%, (ii) expected volatility of 28.8% for 1996, 26.7% for 1997, and 33.9% for 1998, (iii) expected average life of 3.3 years. The risk-free interest rate (equivalent to the zero coupon treasury rate) at the date of grant ranged from 4.8% to 6.3% for 1996, from 5.9% to 6.8% for 1997, and from 4.1% to 5.6% for 1998.

                                                                     YEARS ENDED DECEMBER 31,
                                                                  -------------------------------
                                                                    1996       1997       1998
                                                                  ---------  ---------  ---------
Net income (loss)--as reported..................................  $   2,259  $   3,197  $  (9,056)
Net income (loss)--pro forma....................................      2,173      2,987     (9,321)
Net income (loss) per share--as reported
  Basic.........................................................       0.54       0.75      (2.07)
  Diluted.......................................................       0.51       0.69      (2.07)
Net income (loss) per share--pro forma
  Basic.........................................................       0.52       0.70      (2.13)
  Diluted.......................................................       0.49       0.64      (2.13)

    The effect of applying SFAS No. 123 in this pro forma disclosure is not indicative of future amounts.

                               THRUSTMASTER, INC.

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 11--INCOME TAXES

    As described in Note 3, certain expenses including interest income have been allocated to continuing operations. Income (loss) from continuing operations were $26; $(191) and $(1,033) for the years ended December 31, 1996, 1997 and 1998, respectively. Based upon the history of losses from continuing operations, no provision for (benefit) from income taxes are provided for income (loss) from continuing operations.

    The provision for (benefit from) income taxes from discontinued operations is as follows:

                                                                     YEARS ENDED DECEMBER 31,
                                                                  -------------------------------
                                                                    1996       1997       1998
                                                                  ---------  ---------  ---------
Current
  Federal.......................................................  $   1,256  $   1,535  $  (2,224)
  State.........................................................        266        207         --
                                                                  ---------  ---------  ---------
  Total current.................................................      1,522      1,742     (2,224)
                                                                  ---------  ---------  ---------
Deferred:
  Federal.......................................................       (126)      (105)    (2,591)
  State.........................................................        (26)       (22)      (977)
                                                                  ---------  ---------  ---------
  Total deferred................................................       (152)      (127)    (3,568)
                                                                  ---------  ---------  ---------
    Total.......................................................  $   1,370  $   1,615  $  (5,792)
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------

    The provision for (benefit from) income taxes related to discontinued operations differs from the amount of income taxes determined by applying the statutory federal income tax rate to income (loss) from discontinued operations due to the following:

                                                                      YEARS ENDED DECEMBER 31,
                                                                   -------------------------------
                                                                     1996       1997       1998
                                                                   ---------  ---------  ---------
Federal statutory rate...........................................       34.0%      34.0%     (34.0)%
State income taxes, net of federal income tax benefit............        4.4        2.2       (4.4)
Effect of research and experimentation tax credit and other......       (0.4)      (3.9)      (3.5)
                                                                         ---        ---  ---------
Effective income tax rate........................................       38.0%      32.3%     (41.9)%
                                                                         ---        ---  ---------
                                                                         ---        ---  ---------

                               THRUSTMASTER, INC.

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 11--INCOME TAXES (CONTINUED)
    Deferred tax assets (liabilities) are comprised of the following components:

                                                                                   DECEMBER 31,
                                                                               --------------------
                                                                                 1997       1998
                                                                               ---------  ---------
Deferred tax asset:
  Expenses and allowances not currently deductible...........................  $     409  $   1,158
  Net operating loss carryforwards...........................................                 2,938
  Credit carryforwards.......................................................                   581
Deferred tax liability:
  Excess tax over book depreciation and amortization.........................        (64)        --
                                                                               ---------  ---------
Net deferred tax asset.......................................................  $     345  $   4,677
                                                                               ---------  ---------
                                                                               ---------  ---------

    The Company has federal and state net operating loss carryforwards of $6,000 and $13,900 respectively, that expire in 2018. The Company has accumulated unused research and experimentation credits of approximately $417 that expire from 2012-2019. The Company also has Alternative Minimum Tax (AMT) credits in the amount of $164 which may be carried forward indefinitely.

                               THRUSTMASTER, INC.

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 12--EARNINGS PER SHARE

    The following is a reconciliation of the numerators and denominators of the basic and diluted computations of earnings per share:

                                                                    INCOME                  PER SHARE
                                                                    (LOSS)      SHARES       AMOUNT
                                                                   ---------  -----------  -----------
Year Ended December 31, 1998
-----------------------------------------------------------------
Basic earnings (loss) per share:
  Loss available to common shareholders..........................  $  (9,056)      4,380    $   (2.07)
                                                                                           -----------
                                                                                           -----------
Effect of dilutive securities Stock options issuable.............         --          --
                                                                   ---------       -----
Diluted earnings (loss) per share:
  Loss available to common shareholders..........................  $  (9,056)      4,380    $   (2.07)
                                                                   ---------       -----   -----------
                                                                   ---------       -----   -----------

Year Ended December 31, 1997
-----------------------------------------------------------------
Basic earnings per share:
  Income available to common shareholders........................  $   3,197       4,268    $    0.75
                                                                                           -----------
                                                                                           -----------
Effect of dilutive securities Stock options issuable.............         --         392
                                                                   ---------       -----
Diluted earnings per share:
  Income available to common shareholders........................  $   3,197       4,660    $    0.69
                                                                   ---------       -----   -----------
                                                                   ---------       -----   -----------

Year Ended December 31, 1996
-----------------------------------------------------------------
Basic earnings per share:
  Income available to common shareholders........................  $   2,259       4,182    $    0.54
                                                                                           -----------
                                                                                           -----------
Effect of dilutive securities Stock options issuable.............         --         286
                                                                   ---------       -----
Diluted earnings per share:
  Income available to common shareholders........................  $   2,259       4,468    $    0.51
                                                                   ---------       -----   -----------
                                                                   ---------       -----   -----------

NOTE 13--401(K) PLAN

    The Company has a 401(k) Plan (the "Plan") covering substantially all employees meeting minimum service requirements. The Plan allows the Company to make discretionary matching contributions. The Company provided discretionary contributions of $35, $45, and $46 for the years ended December 31, 1996, 1997, and 1998, respectively.

NOTE 14--SUBSEQUENT EVENT

    On January 28, 1999, and in connection with equity line financing provided to the Company, the Company issued to three investors an aggregate of 250,000 shares of the Company's Common Stock and warrants exercisable for an aggregate of 70,754 shares of Common Stock. The purchase price for the Common Stock issued to the investors was $16.00 per share. The exercise price applicable to 50% of the shares issuable upon exercise of the warrants is $20.00 per share; the exercise price for the remaining warrant shares is $22.40 per share. The Company may elect, at its sole discretion, that two additional

                               THRUSTMASTER, INC.

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 14--SUBSEQUENT EVENT (CONTINUED)
tranches of investment be made under the equity line. The amount of each additional tranche would range from $1,000, to $6,000, depending on the price of the Common Stock at the time of the investment. Warrants to purchase additional shares of Common Stock will be issued if the aggregate investment under the line exceeds $12,000. The equity line includes a "reset" mechanism which may result in the issuance to the investors of additional shares of Common Stock at no additional cost. There are two reset periods for each tranche, each covering 50% of the shares issued on the applicable closing date. The first reset period is the 25 days after the effective date of a registration statement to be filed in connection with that tranche. The second reset period is the 25 days after the end of the first reset period. For each reset period, the reset price is the average of the lowest ten trading days' closing bid prices during the related 25-day period. The number of shares to be issued at the end of each reset is calculated by (a) multiplying the number of shares subject to price adjustment by (b) (i) an amount equal to 112.5% of the applicable tranche purchase price less the reset price divided by (ii) the reset price. The investors have agreed that, until the expiration of the final reset period in connection with the equity line, they will not enter into certain short sales of the Company's Common Stock.

NOTE 15--QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

    Selected unaudited actual and pro forma financial information for each of the quarters in the two-year period ended December 31, 1998 is as follows. Pro forma net income per share and net income per share data has been adjusted to reflect the stock dividend discussed in 1996.

                                                                               THREE MONTHS ENDED
                                                               ---------------------------------------------------
                                                                MARCH 31,   JUNE 30,   SEPTEMBER 30,  DECEMBER 31,
                                                               -----------  ---------  -------------  ------------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
1997
  Operating expenses.........................................   $    (120)  $    (122)   $    (126)    $     (127)
  Interest income............................................          80          99          105             20
                                                               -----------  ---------  -------------  ------------
  Loss from continuing operations............................         (40)        (23)         (21)          (107)
  Income from discontinued operations........................         328         353          857          1,850
                                                               -----------  ---------  -------------  ------------
  Net income.................................................         288         330          836          1,743
                                                               -----------  ---------  -------------  ------------
                                                               -----------  ---------  -------------  ------------
  Diluted net income per share...............................   $    0.06   $    0.07    $    0.18     $     0.37

1998
  Operating expenses.........................................        (130)       (138)        (244)          (585)
  Interest income............................................          47          17           --             --
                                                               -----------  ---------  -------------  ------------
  Loss from continuing operations............................         (83)       (121)        (244)          (585)
  Loss from discontinued operations..........................      (1,158)     (2,708)      (3,038)        (1,119)
                                                               -----------  ---------  -------------  ------------
  Net loss...................................................      (1,241)     (2,829)      (3,282)        (1,704)
                                                               -----------  ---------  -------------  ------------
                                                               -----------  ---------  -------------  ------------
  Diluted net loss per share.................................   $   (0.29)  $   (0.65)   $   (0.75)    $    (0.38)

                                                                       EXHIBIT A

--------------------------------------------------------------------------------

                            ASSET PURCHASE AGREEMENT
                           DATED AS OF JULY 26, 1999
                                     AMONG
                          GUILLEMOT CORPORATION, S.A.,
                               AS THE PURCHASER,
                                      AND
                              THRUSTMASTER, INC.,
                                 AS THE SELLER,

--------------------------------------------------------------------------------

                                    CONTENTS

ARTICLE I.           DEFINITIONS......................................................          1

  SECTION 1.01.      CERTAIN DEFINED TERMS............................................          1
  SECTION 1.02.      CERTAIN ADDITIONAL DEFINED TERMS.................................          2

ARTICLE II.          PURCHASE AND SALE................................................          4

  SECTION 2.01.      PURCHASE AND SALE................................................          4
  SECTION 2.02.      ASSUMPTION OF LIABILITIES; LIABILITIES RETAINED BY SELLER........          5
  SECTION 2.03.      PURCHASE PRICE; ADJUSTMENTS TO PURCHASE PRICE....................          6
  SECTION 2.05.      CLOSING..........................................................         11

ARTICLE III.         REPRESENTATIONS AND WARRANTIES OF THE SELLER.....................         11

  SECTION 3.01.      INCORPORATION AND AUTHORITY OF THE SELLER........................         11
  SECTION 3.02.      SUBSIDIARIES.....................................................         12
  SECTION 3.03.      NO CONFLICT......................................................         12
  SECTION 3.04.      CONSENTS AND APPROVALS...........................................         12
  SECTION 3.05.      FINANCIAL INFORMATION............................................         13
  SECTION 3.06.      LITIGATION.......................................................         13
  SECTION 3.07.      COMPLIANCE WITH LAWS; LICENSES AND PERMITS.......................         13
  SECTION 3.08.      INTELLECTUAL PROPERTY RIGHTS.....................................         13
  SECTION 3.09.      TANGIBLE PERSONAL PROPERTY.......................................         14
  SECTION 3.10.      CONTRACTS........................................................         14
  SECTION 3.11.      INVENTORIES......................................................         15
  SECTION 3.12.      ACCOUNTS RECEIVABLE..............................................         15
  SECTION 3.13.      BROKERS..........................................................         15
  SECTION 3.14.      CONDUCT IN THE ORDINARY COURSE; ABSENCE OF CHANGES...............         15
  SECTION 3.15.      APPROVAL BY SHAREHOLDERS OF SELLER...............................         15

ARTICLE IV.          REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..................         16

  SECTION 4.01.      INCORPORATION AND AUTHORITY OF THE PURCHASER.....................         16
  SECTION 4.02.      NO CONFLICT......................................................         16
  SECTION 4.03.      CONSENTS AND APPROVALS...........................................         16
  SECTION 4.04.      ABSENCE OF LITIGATION............................................         17
  SECTION 4.05.      FINANCING........................................................         17
  SECTION 4.06.      BROKERS..........................................................         17
  SECTION 4.07.      VALUATION OF ASSETS..............................................         17

ARTICLE V.           ADDITIONAL AGREEMENTS............................................         17

  SECTION 5.01.      CONDUCT OF HARDWARE BUSINESS PRIOR TO CLOSING....................         17
  SECTION 5.03.      ACCESS TO INFORMATION............................................         17
  SECTION 5.05.      BOOKS AND RECORDS................................................         18
  SECTION 5.06.      REGULATORY AND OTHER AUTHORIZATIONS; CONSENTS....................         18
  SECTION 5.08.      TAXES............................................................         19
  SECTION 5.09.      BULK TRANSFER LAWS...............................................         19
  SECTION 5.10.      FURTHER ACTION...................................................         19
  SECTION 5.11.      USE OF NAMES.....................................................         19

ARTICLE VI.          CONDITIONS TO CLOSING............................................         20

  SECTION 6.01.      CONDITIONS TO OBLIGATIONS OF THE SELLER..........................         20
  SECTION 6.02.      CONDITIONS TO OBLIGATIONS OF THE PURCHASER.......................         20

ARTICLE VII.         INDEMNIFICATION..................................................         21

  SECTION 7.01.      SURVIVAL.........................................................         21
  SECTION 7.02.      INDEMNIFICATION BY THE PURCHASER.................................         21
  SECTION 7.03.      INDEMNIFICATION BY THE SELLER....................................         22
  SECTION 7.04.      GENERAL PROVISIONS...............................................         22

ARTICLE VIII.        TERMINATION, AMENDMENT AND WAIVER................................         23

  SECTION 8.01.      TERMINATION......................................................         24
  SECTION 8.02.      EFFECT OF TERMINATION............................................         24
  SECTION 8.03.      WAIVER...........................................................         24

ARTICLE IX.          GENERAL PROVISIONS...............................................         24

  SECTION 9.01.      EXPENSES.........................................................         24
  SECTION 9.02.      NOTICES..........................................................         24
  SECTION 9.03.      PUBLIC ANNOUNCEMENTS.............................................         25
  SECTION 9.04.      HEADINGS.........................................................         25
  SECTION 9.05.      SEVERABILITY.....................................................         25
  SECTION 9.06.      ENTIRE AGREEMENT.................................................         25
  SECTION 9.07.      ASSIGNMENT.......................................................         25
  SECTION 9.08.      NO THIRD-PARTY BENEFICIARIES.....................................         26
  SECTION 9.09.      AMENDMENT; WAIVER................................................         26
  SECTION 9.10.      GOVERNING LAW....................................................         26
  SECTION 9.11.      COUNTERPARTS.....................................................         26

EXHIBITS

Exhibit A            Intentionally Deleted
Exhibit B            Form of Bill of Sale
Exhibit C            Form of Escrow Agreement
Exhibit D            Form of Noncompetition Agreement
Exhibit E            Reference Balance Sheet
Exhibit 6.01(g)      Form of Legal Opinion of Counsel to the Purchaser
Exhibit 6.02(f)      Form of Legal Opinion of Counsel to the Seller

SCHEDULES

Schedule 2.01(a)(i)  Tooling
Schedule
2.01(a)(ii)          Inventory
Schedule
2.01(a)(iv)          Patents, Trademarks, etc.
Schedule 2.01(a)(v)  Contracts
Schedule
2.01(a)(viii)        Product Software and Firmware
Schedule 3.02        Subsidiaries
Schedule 3.08(b)     Patents, Copyrights, etc.
Schedule 3.08(e)     Options, Licenses, etc.
Schedule 3.10(b)     Material Contracts
Schedule 3.10(c)     Material Licenses
Schedule 3.12        Accounts Receivable Aging Report
Schedule 4.03        Consents and Approvals (Purchaser)
Schedule 6.01(c)     Closing Consents, Authorizations, etc.

                            ASSET PURCHASE AGREEMENT

    ASSET PURCHASE AGREEMENT, dated as of July 26, 1999, Guillemot Corporation, S.A., a French societe anonyme (the "Purchaser"), and THRUSTMASTER, INC., an Oregon corporation (the "Seller").

                                    RECITALS

    The Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Assets (as defined below) on the terms and subject to the conditions set forth herein. It is understood and agreed that the Purchaser may form one or more wholly-owned subsidiaries (collectively, the "Acquisition Sub") and may cause the Acquisition Sub to purchase the Assets and assume the Assumed Liabilities (as defined below) as provided for herein. Accordingly, it is understood and agreed that any or all of the rights, but not the obligations, of the Purchaser under this Agreement may be assigned by the Purchaser to the Acquisition Sub. It is further understood that the Seller shall cause the European Subsidiaries (as defined below) to do and perform all of the things contemplated to be performed by them herein.

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the Purchaser and the Seller hereby agree as follows:

ARTICLE I.  DEFINITIONS

    SECTION 1.01.  CERTAIN DEFINED TERMS

    As used in this Agreement, the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

"ANCILLARY AGREEMENTS" means, collectively, the Bill of Sale, the Escrow Agreement and the Noncompetition Agreement.

"BILL OF SALE" means a Bill of Sale and Assignment Agreement substantially in the form of Exhibit B.

"BUSINESS DAY" means any day that is not a Saturday, a Sunday or any other day on which banks generally are required or authorized to be closed in Portland, Oregon.

"DESIGNATED AMOUNT" means $160,000.

"ESCROW ACCOUNT" has the meaning ascribed thereto in the Escrow Agreement.

"ESCROW AGENT" means West Coast Trust.

"ESCROW AGREEMENT" means an Escrow Agreement substantially in the form of Exhibit C.

"EUROPEAN SUBSIDIARIES" means ThrustMaster (Europe) Limited and ThrustMaster (Deutschland) GmbH.

"GAAP" means United States generally accepted accounting principles.

"HARDWARE BUSINESS" means the Seller's business of developing, producing, manufacturing, marketing and selling computer game controller hardware products as currently being conducted by the Seller and its subsidiaries.

"HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

"IN CHANNEL PRODUCTS" means any and all products sold or otherwise transferred by the Seller or any Subsidiaries to any Person, other than the Purchaser, on or before the Deposit Date.

"INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

"KNOWLEDGE" means with reference to (a) the Seller, the actual knowledge of Frank G. Hausmann, David K. Bergeson, G. Edward Brightman, Allen Robison, any other vice president or higher ranking officer of the Seller and the executive in charge of each of the European Subsidiaries, and (b) the Purchaser, the actual knowledge of the executive officers of the Purchaser. "To the knowledge of," or any similar phrase with respect to, any person or entity means that such person or entity has no actual knowledge contrary to the facts or matters so referenced after reasonable investigation.

"LIABILITIES" means any and all debts, obligations or liabilities (whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated or due or to become due).

"MATERIAL ADVERSE EFFECT," when used with reference to the Seller, means a material adverse effect upon the financial condition or operating results of the Hardware Business, the Assets or the Assumed Liabilities.

"NASCAR LICENSE" means the License Agreement between the Seller and National Association for Stock Car Auto Racing, Inc., dated as of March 1, 1997.

"NET ASSET VALUE" as reflected on any balance sheet, means the book value, as of the date of that balance sheet, of the items that would have been Assets if the Closing had occurred on that date.

"NONCOMPETITION AGREEMENT" means a Noncompetition Agreement substantially in the form of Exhibit D.

"ORDINARY COURSE" or "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

"PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"REFERENCE BALANCE SHEET" means the unaudited consolidated balance sheet of the Seller as of May 31, 1999, attached hereto as Exhibit E.

"SOFTWARE BUSINESS" means the business of developing, manufacturing and marketing software products and ancillary equipment as currently conducted and proposed to be conducted by the Seller.

"TAX" or "TAXES" means all income, gross receipts, sales, use, employment, franchise, profits, property or other taxes, fees, stamp taxes and duties, assessments or charges of any kind whatsoever, whether payable directly or by withholding (together with any interest and any penalties, additions to tax or additional amounts imposed with respect thereto), imposed by any governmental or taxing authority.

    SECTION 1.02.  CERTAIN ADDITIONAL DEFINED TERMS

    In addition to terms defined in Section 1.01, the following capitalized terms are used as defined in the Sections set forth opposite such terms:

DEFINED TERMS                                   SECTION REFERENCE
----------------------------------------------  ----------------------------------------------
Accountants                                     Section 2.03(f)(iv)
Acquisition Sub                                 Recital
Adjustment Amount                               Section 2.03(a)
Adjustment Balance Sheet                        Section 2.03(f)(ii)
Adjustment Date                                 Section 2.03(a)
Adjustment Net Asset Value                      Section 2.02(b)(i)
Assets                                          Section 2.01(a)
Assumed Accounts Payable                        Section 2.02(a)(i)
Assumed Liabilities                             Section 2.02(a)
Audit                                           Section 2.03(f)(ii)
Audit Dispute Procedure                         Section 2.03(f)(iv)

DEFINED TERMS                                   SECTION REFERENCE
----------------------------------------------  ----------------------------------------------
Audited Financial Statements                    Section 3.05
Base Purchase Price                             Section 2.03(a)
Closing                                         Section 2.05(a)
Closing Date                                    Section 2.05(a)
Confidentiality Agreement                       Section 5.05
Contracts                                       Section 2.01(a)(v)
Deposit Date                                    Section 2.04(a)
Encumbrances                                    Section 3.09
Escrow Amount                                   Section 2.04(a)
Excluded Assets                                 Section 2.01(b)
Financial Statements                            Section 3.05
Funding Deposits                                Section 2.04(f)
Indemnified Party                               Section 7.04(b)
Indemnifying Party                              Section 7.04(b)
Initial Determination Date                      Section 2.03(b)
Intellectual Property Rights                    Section 3.08
Interim Account                                 Section 2.04(f)
Inventory                                       Section 2.01(a)(ii)
Inventory Return Costs                          Section 2.03(d)(i)
Inventory Return Offset                         Section 2.03(d)(ii)
Losses                                          Section 7.02(a)
Material Contracts                              Section 3.10
Objection Notice                                Section 2.03(f)(iii)
Operations Period                               Section 2.04(a)
Price Protection Costs                          Section 2.03(c)(i)
Price Protection Offset                         Section 2.03(c)(ii)
Purchase Price                                  Section 2.03(a)
Purchaser                                       Initial Paragraph
Purchaser's Accountants                         Section 2.03(f)(ii)
Reference Net Asset Value                       Section 2.02(b)(i)
Retained Escrow Amount                          Section 2.05(c)(i)
Retained Liabilities                            Section 2.02(b)
Retained Names and Marks                        Section 5.11
Returned Inventory                              Section 2.03(d)(i)
Schedule of Exceptions                          Introduction to Article III
Seller's Accountants                            Section 2.03(f)(iv)
Seller                                          Initial Paragraph
Subsidiaries                                    Section 3.02
Tooling                                         Section 2.01(a)(i)
Unaudited Adjusted Balance Sheet                Section 2.03(f)(i)
Unaudited Financial Statements                  Section 3.05
Uncollectible Accounts                          Section 2.03(e)(i)
Uncollectible Accounts Offset                   Section 2.03(e)(ii)

ARTICLE II.  PURCHASE AND SALE

    SECTION 2.01.  PURCHASE AND SALE

    (a) On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Seller shall sell, assign, transfer, convey and deliver to the Purchaser (or the Acquisition Sub), and the Purchaser (or the Acquisition
Sub), shall purchase and acquire from the Seller, all of the Seller's and the European Subsidiaries' right, title and interest in and to all of the following assets used in the Hardware Business, in each case as such assets exist as of the Closing Date (collectively the "Assets"):

        (i) the tooling, moulds and other plastic injection equipment used in the Hardware Business ("Tooling"), including, without limitation, those items listed on Schedule 2.01(a)(i);

        (ii) the Seller's and the European Subsidiaries' inventories of game controllers and related raw materials, work in process and finished goods relating to the products listed on Schedule 2.01(a)(ii) (collectively, "Inventory");

        (iii) the Seller's and the European Subsidiaries' accounts receivable relating to the Hardware Business;

        (iv) the Seller's and the European Subsidiaries' patents, trade names, trademarks, service marks, domain names, universal resource locators and copyrights relating to the Hardware Business, the Seller's web-site and the software, hardware, design and content relating to the web-site (and such web-site shall be altered within 30 days of signing this Agreement to delete any aspects relating exclusively to the Software Business), all as described in Schedule 2.01(a)(iv), and the goodwill associated therewith;

        (v) the Seller's and the European Subsidiaries' assignable rights and interests under, in or to any contracts, agreements, instruments, licenses, purchase or customer orders, commitments and other binding arrangements of the Seller or the European Subsidiaries which relate to the Hardware Business (collectively, the "Contracts"), all as described in Schedule 2.01(a)(v);

        (vi) the Seller's and the European Subsidiaries' sales and promotional literature, customer lists and other sales-related materials relating to the Hardware Business;

        (vii) copies of the Seller's and the European Subsidiaries' general, financial and other records relating to the Hardware Business as in existence on the Closing Date;

        (viii) the Seller's and the European Subsidiaries' computer software and firmware relating to the Hardware Business listed on Schedule 2.01(a)(viii), including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related exclusively thereto and including the Seller's EDI software;

        (ix) all municipal, state, federal and foreign franchises, permits, licenses, agreements, waivers and authorizations held by the Seller and the European Subsidiaries and required for the conduct of the Hardware Business, as currently conducted, to the extent transferable;

        (x) the Seller's and the European Subsidiaries' prepaid expenses and deposits relating exclusively to the Hardware Business; and

        (xi)  the Interim Account.

    (b) The assets of the Seller and the European Subsidiaries, other than the Assets, (the "Excluded Assets") are specifically excepted from the Assets to be transferred to the Purchaser pursuant to Section 2.01(a).

    SECTION 2.02.  ASSUMPTION OF LIABILITIES; LIABILITIES RETAINED BY SELLER

    (a) The Purchaser (or the Acquisition Sub) shall assume only those Liabilities which (A) relate to the Hardware Business and the Assets, and (B) are expressly specified (and only to the extent so specified) in Sections 2.02(a)(i) through (vi) below (collectively, the "Assumed Liabilities") and no other Liabilities:

        (i) trade accounts payable, to the extent (and only to the extent) that such accounts are (A) for products or services received for the benefit of the Hardware Business after the Deposit Date in the Ordinary Course of Business ("Assumed Accounts Payable"), and (B) not accounts payable to the Seller or any Subsidiary;

        (ii) the Seller's and the European Subsidiaries' contractual liabilities and obligations requiring performance after the Deposit Date arising with respect to the patents, trade names, trademarks, service marks, domain names, universal resource locators and copyrights described in
    Schedule 2.01(a)(iv) (other than Liabilities arising as a result of any breach occurring prior to the Deposit Date by the Seller or a European Subsidiary of any agreements with respect to such patents, trade names, trademarks, service marks, domain names, universal resource locators or copyrights);

        (iii) the Seller's and the European Subsidiaries' liabilities and obligations requiring performance after the Deposit Date arising under the Contracts described in Schedule 2.01(a)(v) (other than Liabilities arising as a result of any breach occurring prior to the Deposit Date by the Seller or a European Subsidiary of any such Contract);

        (iv) the Seller's and the European Subsidiaries' liabilities and obligations requiring performance after the Deposit Date arising in connection with the computer software and related items described in Section 2.01(a)(viii) (other than Liabilities arising as a result of any breach occurring prior to the Deposit Date by the Seller or a European Subsidiary of any agreements with respect to such computer software or related items);

        (v) the Seller's and the European Subsidiaries' liabilities and obligations requiring performance after the Deposit Date arising under the franchises, permits, licenses, agreements, waivers and authorizations described in Section 2.01(a)(ix) (other than Liabilities arising as a result of any breach occurring prior to the Deposit Date by the Seller or a European Subsidiary of its obligations under any such franchises, permits, licenses, agreements, waivers or authorizations); and

        (vi) product warranty claims insofar, but only insofar, as such claims may be resolved by repair or replacement of the product.

    (b) Except as otherwise expressly provided in this Section 2.02(b), notwithstanding the Closing and notwithstanding any other provision of this Agreement or any Ancillary Agreement, the Seller and the European Subsidiaries shall retain, pay, perform and discharge, if and when due, to the extent not otherwise paid, performed or discharged, any and all Liabilities of or relating to the Seller or any Subsidiaries, except for the Assumed Liabilities, (collectively, the "Retained Liabilities") including, without limitation, the following:

        (i) Any and all Liabilities of or relating to the Hardware Business or the Assets that are not Assumed Liabilities;

        (ii) Any and all Liabilities of the Seller and the European Subsidiaries, or any Person to whom the Seller or the European Subsidiaries is a successor in interest, that result from the breach before the Deposit Date of any contract, undertaking or obligation (whether or not the contract, undertaking or obligation is an Assumed Liability other than warranty claims to the extent expressly provided for above) or from the violation before the Deposit Date by the Seller or the European Subsidiaries, or any Person to whom the Seller or the European Subsidiaries is a successor in interest, of any law, rule, regulation or other noncontractual obligation; and

        (iii) Any and all Liabilities and related costs that arise or result from the alleged infringement by the Seller of Atari Games Corporation's patent (U.S. Patent No. 5,044,956) with respect to the production and sale of the Force GT force feedback racing wheel.

    SECTION 2.03.  PURCHASE PRICE; ADJUSTMENTS TO PURCHASE PRICE

    (a) The aggregate purchase price for the Assets (the "Purchase Price") shall be the amount equal to $15,000,000 (the "Base Purchase Price") adjusted as specified in Sections 2.03(b) through (e) below (each an "Adjustment Amount"), as of the dates specified in each of Sections 2.03(b) through (e) below (each such date, an "Adjustment Date").

    (b) The following adjustment to the Base Purchase Price (as otherwise adjusted pursuant to this Section 2.03) shall be made as soon as is practicable after the completion of the Audit or the Audit Dispute Procedure, as the case may be (the "Initial Determination Date"):

        (i) If the Net Asset Value reflected on the Adjustment Balance Sheet (the "Adjustment Net Asset Value") exceeds the Net Asset Value reflected on the Reference Balance Sheet (the "Reference Net Asset Value") by an amount greater than the Designated Amount, the sum of (A) the amount of the Adjustment Net Asset Value, MINUS (B) the amount of the Reference Net Asset Value, MINUS (C) the Designated Amount shall be ADDED TO the Base Purchase Price (and such sum shall be paid to the Seller by the Purchaser); or

        (ii) If the Adjustment Net Asset Value is less than the Reference Net Asset Value by an amount greater than the Designated Amount, the sum of (A) the amount of the Reference Net Asset Value, MINUS (B) the amount of the Adjustment Net Asset Value, MINUS (C) the Designated Amount shall be SUBTRACTED FROM the Base Purchase Price (and such sum shall be repaid to the Purchaser (x) pursuant to the Escrow Agreement, from the Escrow Amount, or
    (y) if all or any part of such amounts are not available from the Escrow Amount, any unpaid amounts, by the Seller).

    (c) The following adjustment to the Base Purchase Price (as otherwise adjusted pursuant to this Section 2.03) shall be made as of December 31, 1999:

        (i) On or as soon as practicable following the Adjustment Date, the Purchaser, acting in good faith, shall determine the total amount of all commercially reasonable payments, costs or expenses incurred by the Purchaser from and after the Deposit Date to cause any reseller of In Channel Products to discount such In Channel Products so as to permit the Purchaser to sell products to such reseller (collectively, "Price Protection Costs");

        (ii) For purposes of this Agreement, "Price Protection Offset" means the sum of (A) the amount reserved for Price Protection Costs with respect to In Channel Products on the Adjustment Balance Sheet, PLUS (B) $500,000;

        (iii) If the Price Protection Costs (not including Inventory Return Costs), exceed the Price Protection Offset, the sum of (A) the Price Protection Costs MINUS (B) the Price Protection Offset shall be SUBTRACTED FROM the Base Purchase Price (and such sum shall be repaid to the Purchaser
    (x) pursuant to the Escrow Agreement, from the Escrow Amount, or (y) if all or any part of such amounts are not available from the Escrow Amount, any unpaid amounts, by the Seller); and

        (iv) From and after the Deposit Date, each of the Purchaser and the Seller covenant and agree to use their respective commercially reasonable efforts (and the Seller shall cause Frank G. Hausmann, the Chief Executive Officer of the Seller, to use his best efforts) to cause the NASCAR to enter into an agreement extending, renewing or replacing the NASCAR License.

           (A) If as of the Adjustment Date, the NASCAR License shall not have been extended, replaced or renewed for a period of at least one (1) year or longer after December 31, 1999 and NASCAR has not agreed to give the Purchaser an additional three (3) months to sell Inventory subject to the NASCAR License (in addition to the three-month period already provided for in the NASCAR License), $500,000 shall be SUBTRACTED FROM the Base Purchase Price (and such sum shall be immediately repaid to the Purchaser (x) pursuant to the Escrow Agreement, from the Escrow Amount, or (y) if all or any part of such amounts are not available from the Escrow Amount, any unpaid amounts, by the Seller);

           (B) If as of the Adjustment Date, NASCAR has agreed to give the Purchaser an additional three (3) months to sell Inventory subject to the NASCAR License (in addition to the three-month period already provided for in the NASCAR License), but the NASCAR License shall not have been extended, replaced or renewed for a period of one year or longer, $250,000 shall be SUBTRACTED FROM the Base Purchase Price (and such sum shall be immediately repaid to the Purchaser (x) pursuant to the Escrow Agreement, from the Escrow Amount, or (y) if all or any part of such amounts are not available from the Escrow Amount, any unpaid amounts, by the Seller); or

           (C) If as of the Adjustment Date, the NASCAR License shall have been extended for a period of one year or longer after December 31, 1999, no amount shall be subtracted from the Base Purchase Price pursuant to this
       Section 2.03(c)(iv).

    (d) The following adjustments shall be made to the Base Purchase Price (as otherwise adjusted pursuant to this Section 2.03) as of the first Business Day six (6) months after the Closing Date:

        (i) On or as soon as practicable following the Adjustment Date, the Purchaser, acting in good faith, shall determine the total amount of all commercially reasonable payments, costs or expenses incurred by the Purchaser from and after the Deposit Date relating to the return of In Channel Products ("Returned Inventory"), including without limitation all commercially reasonable payments, costs or expenses incurred in circumstances where the Purchaser has repurchased Returned Inventory from any Person to accommodate the sale of different products to such Person by the Purchaser (collectively, the "Inventory Return Costs");

        (ii) For purposes of this Agreement, "Inventory Return Offset" means the sum of (A) the total market value of the Returned Inventory as of the Adjustment Date (as determined in good faith by the Purchaser), PLUS (B) the total amount of any proceeds received by the Purchaser as of the Adjustment Date from the sale of any Returned Inventory, PLUS (C) the amount reserved for Inventory Return Costs with respect to In Channel Products on the Adjustment Balance Sheet, PLUS (D) $2,000,000; and

        (iii) If the Inventory Return Costs (not including Price Protection Costs) exceed the Inventory Return Offset, the sum of (A) the Inventory Return Costs MINUS (B) the Inventory Return Offset shall be SUBTRACTED FROM the Base Purchase Price (and such sum shall be immediately repaid to the Purchaser (x) pursuant to the Escrow Agreement, from the Escrow Amount, or
    (y) if all or any part of such amounts are not available from the Escrow Amount, any unpaid amounts, by the Seller).

    (e) The following adjustments shall be made to the Base Purchase Price (as otherwise adjusted pursuant to this Section 2.03) as of the first Business Day nine (9) months after the Closing Date:

        (i) On or as soon as practicable following the Adjustment Date, the Purchaser, acting in good faith, shall determine the total amount of all uncollectible accounts with respect to In Channel Products (collectively, the "Uncollectible Accounts");

        (ii) For purposes of this Agreement, "Uncollectible Accounts Offset" means the sum of (A) the amount reserved for Uncollectible Accounts with respect to In Channel Products on the Adjustment Balance Sheet, PLUS (B) $500,000;

        (iii) If the Uncollectible Accounts exceed the Uncollectible Accounts Offset, the sum of (A) the Uncollectible Accounts MINUS (B) the Uncollectible Accounts Offset shall be SUBTRACTED FROM the Base

    Purchase Price (and such sum shall be immediately repaid to the Purchaser
    (x) pursuant to the Escrow Agreement, from the Escrow Amount, or (y) if all or any part of such amounts are not available from the Escrow Amount, any unpaid amounts, by the Seller); and

        (iv) If the Purchaser is entitled to an Adjustment Amount pursuant to this Section 2.03(e), the Purchaser, upon receipt of such Adjustment Amount, shall transfer, convey and assign to the Seller all of the Uncollectible Accounts.

    (f) The following adjustment to the Base Purchase Price (as otherwise adjusted pursuant to this Section 2.03) shall be made as of May 31, 2000:

        (i) From and after the Deposit Date, the Purchaser shall use commercially reasonable efforts to sell the Inventory, and shall only sell the Inventory in the Ordinary Course in North America or in Europe. On or as soon as practicable following the Adjustment Date, the Purchaser, acting in good faith, shall determine the total amount of all revenue resulting from sales of the Inventory (collectively, "Product Revenue");

        (ii) For purposes of this Agreement, "Minimum Product Revenue" means $2,000,000; and

        (iii) If the Product Revenue is less than the Minimum Product Revenue, the sum of (A) the Minimum Product Revenue MINUS (B) the Product Revenue shall be SUBTRACTED FROM the Base Purchase Price (and such sum shall be repaid to the Purchaser (x) pursuant to the Escrow Agreement, from the Escrow Amount, or (y) if all or any part of such amounts are not available from the Escrow Amount, any unpaid amounts, by the Seller).

    (g) With respect to the Adjustment Amounts provided for in this Section 2.03, each of the Purchaser and the Seller shall have the following rights, duties and obligations:

        (i) As soon as practicable, but in any event within 30 calendar days following the date of this Agreement, the Seller shall deliver to the Purchaser an unaudited consolidated balance sheet of the Seller (the "Unaudited Adjustment Balance Sheet") as of the close of business on the date immediately preceding the date of this Agreement. The Unaudited Adjustment Balance Sheet shall be prepared in accordance with GAAP and, except as required by GAAP, in a manner consistent with the preparation of the Reference Balance Sheet and shall show as separate entries the items that would have constituted Assets or Assumed Liabilities if the Closing had occurred on the date of the Unaudited Adjustment Balance Sheet.

        (ii) Promptly after delivery of the Unaudited Adjustment Balance Sheet to the Purchaser, KPMG Peat Marwick LLP, independent accountants ("Purchaser's Accountants"), shall perform an audit (the "Audit") with respect to the Unaudited Adjustment Balance Sheet (thereafter, the "Adjustment Balance Sheet"). The Audit shall be conducted on the basis that the Seller is a going concern and shall be directed to a physical count and confirmation of all inventory as of the date of the Adjustment Balance Sheet and customary audit procedures as to all other assets and all liabilities on the Adjustment Balance Sheet. The Seller shall provide Purchaser's Accountants with full access to the books, records and facilities related to the Assets and to its employees, and shall cooperate fully with the Purchaser and Purchaser's Accountants, in each case to the extent reasonably required in order to perform the Audit; PROVIDED, HOWEVER, that any such activities shall be conducted in such a manner as not to interfere unreasonably with the operation of either the Hardware Business or the Software Business.

        (iii) Upon completion of the Audit, the Purchaser will deliver the Adjustment Balance Sheet to the Seller. If within fifteen (15) calendar days following delivery of the Adjustment Balance Sheet, the Seller has not given the Purchaser notice of its objection (an "Objection Notice") to the Adjustment Balance Sheet (the Objection Notice must contain a statement of the basis of the Seller's objection), then the Adjustment Net Asset Value reflected in the Adjustment Balance Sheet will be used in computing the applicable Adjustment Amount.

        (iv) If the Seller gives an Objection Notice in accordance with Section 2.03(g)(iii) above, then the following shall occur (the "Audit Dispute Procedure"):

           (A) Within thirty (30) calendar days after receipt by the Purchaser of the Objection Notice, the Purchaser's Accountants and Price Waterhouse Coopers LLP, independent accountants (the "Seller's Accountants"), shall meet together and conclusively resolve any issues in dispute and shall finally determine the Adjustment Net Asset Value.

           (B) If the Purchaser's Accounts and the Seller's Accountants are not able to reach such resolution within the required time, any remaining issues in dispute will be submitted to independent accountants mutually agreeable to the Purchaser and the Seller (the "Accountants"), for resolution.

           (C) If the issues in dispute are submitted to the Accountants for resolution, (1) each of the Purchaser and the Seller will furnish (or will cause to be furnished) to the Accountants such workpapers and other documents and information relating to any disputed issues as the Accountants may request, and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants, (2) all determinations of the Accountants, as set forth in a notice delivered to each of the Purchaser and the Seller by the Accountants, will be binding and conclusive on each of the Purchaser and the Seller, and (3) the Purchaser and the Seller will each bear 50% of the fees of the Accountants for such determinations.

        (v) With respect to any actions, or any failure to act, that reasonably may be expected to affect an Adjustment Amount, the Purchaser shall act in good faith and shall take commercially reasonable efforts to minimize all Adjustment Amounts.

    (h) The Purchaser, in its sole discretion, shall allocate the amount of the Purchase Price among the Assets as of the Closing Date and, as soon as is practicable following the Closing Date, shall provide the Seller with a written statement specifying all such allocations. Neither the Seller nor the Purchaser shall file any Tax return or form or take any position with any Tax authority that is inconsistent with such allocation.

        (i) The Seller accepts, and hereby agrees that, the payment of the Purchase Price (as may be adjusted in accordance with this Section 2.03) and the assumption of the Assumed Liabilities, each as provided for in this
    Article II, constitutes payment in full and is the sole consideration for the sale, transfer, conveyance, assignment and delivery of the Assets to the Purchaser by the Seller.

    SECTION 2.04.  ESCROW; THE OPERATIONS PERIOD

    (a) On or prior to the third (3rd) Business Day after the date of this Agreement, the Purchaser (or the Acquisition Sub) shall cause $15,000,000 (the "Escrow Amount") to be deposited in the Escrow Account (such date, the "Deposit Date"). The Escrow Amount shall be disbursed pursuant to Section 2.05 of this Agreement and pursuant to the terms of the Escrow Agreement.

    (b) From and after the Deposit Date until either (x) this Agreement is terminated in accordance with its terms or (y) the Closing (the "Operations Period"), the Hardware Business and the Assets shall be operated on a custodial basis by the Purchaser. Accordingly, the Seller and the Purchaser covenant and agree that during the Operations Period:

        (i) The Purchaser shall be permitted to (A) take possession of the Assets, (B) move all or any of part of the Assets, including without limitation, Inventory, to different locations, (C) market and sell Inventory, (D) using the Assets or the Purchaser's systems, produce invoices and other documentation with respect to sales of Inventory, and (E) subject to the requirements of
    Section 2.04(f) below, receive the proceeds from such sales and otherwise collect accounts receivable with respect to the Hardware Business;

        (ii) Except as otherwise consented to by the Purchaser, the Hardware Business shall be operated in the Ordinary Course of Business; and

        (iii) The Seller shall use commercially reasonable efforts to (A) as requested by the Purchaser, keep available to the Purchaser the services of its employees, and (B) preserve the current relationships of the Seller and the Subsidiaries with their important customers and suppliers and other entities with which they have material business relationships.

    (c) Notwithstanding any other provision of this Agreement or any Ancillary Agreement, (i) the Seller and its officers and directors shall have the ultimate authority and responsibility for all aspects of the Hardware Business during the Operations Period, and (ii) the Purchaser expressly disclaims, and the Seller and the Subsidiaries release, the Purchaser from any Liability or other loss incurred by the Seller, the Subsidiaries or any of the officers or directors of the Seller or any Subsidiary as a result of any actions or any failure to act of the Purchaser relating to the Hardware Business during the Operations Period (except, and only to the extent that, such action or failure to act constitutes negligence or willful misconduct on the part of the Purchaser).

    (d) Except as expressly set forth in Section 2.04(e) below, the Seller covenants and agrees that, without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld or delayed), it shall not, prior to the Closing, (i) materially change its accounting methods, principles or practices as they relate to the Assets; (ii) sell, transfer or otherwise dispose of (or permit the sale, transfer or other disposition of) any of the Assets, other than Inventory in the Ordinary Course; or (iii) create, or permit to be created, any Encumbrance on any of the Assets.

    (e) During the Operations Period, each of the Purchaser and the Seller shall
(i) use their commercially reasonable efforts to cause the financial and accounting records relating to the Hardware Business to be kept separately from the comparable records of their other respective businesses.

    (f) During the Operations Period, the Seller and the Purchaser shall jointly establish and maintain one or more bank accounts (collectively, the "Interim Account") and (x) shall cause all receipts from accounts receivable of the Hardware Business, to the extent such accounts receivable would constitute Assets, if they existed on the Closing Date, to be deposited into the Interim Account, and (y) shall cause all payments with respect to Assumed Liabilities to be paid from, the Interim Account. The Purchaser shall make deposits to the Interim Account ("Funding Deposits") as required to fund Assumed Liabilities. The Seller shall not make withdrawals from the Interim Account. The Purchaser shall not make withdrawals from the Interim Account except (i) to pay the Assumed Liabilities or (ii) to be repaid Funding Deposits no longer required to fund Assumed Liabilities. Each party shall provide the other party with any account balance information relating to the Interim Account as reasonably requested by such party. If this Agreement is terminated at any time prior to Closing, the Purchaser shall immediately withdraw from the Interim Account the aggregate amount of all Funding Deposits not previously withdrawn by the Purchaser pursuant to subsection (ii) of this Section 2.04(f).

    (g) During the Operations Period, the Purchaser may make expenditures and incur costs in connection with the operation of the Hardware Business. In the event that the Closing does not occur (other than by reason of a breach of this Agreement by the Purchaser), the Seller shall reimburse the Purchaser for its reasonable costs in connection with the operation of the Hardware Business. In the event that the Closing does not occur (for any reason), the Purchaser shall return all of the Assets to the Seller in good order and repair, normal wear excepted.

    (h) As soon as practicable following the Deposit Date, the Seller will obtain any consents or approvals that may be necessary to ensure that the actions contemplated to be taken pursuant to this Section 2.04 by the Purchaser and the Seller do not conflict with any Encumbrance imposed on the Assets.

    SECTION 2.05.  CLOSING

    (a) Subject to the terms and conditions of this Agreement, the sale and purchase of the Assets and the assumption of the Assumed Liabilities contemplated hereby shall take place at a closing (the "Closing") at the offices of Perkins Coie LLP, 1211 S.W. Fifth Avenue, Suite 1500, Portland, Oregon at 10:00 a.m., local time, on or before the fifth (5th) Business Day following the approval of the transactions contemplated by this Agreement by the shareholders of the Seller, or at such other time or on such other date or at such other place as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

    (b) At the Closing, the Seller shall deliver or cause to be delivered to the
Purchaser:

        (i) a receipt for the amount of the Base Purchase Price, less the Retained Escrow Amount;

        (ii) the Bill of Sale and such other instruments executed by the Seller as may reasonably be requested by the Purchaser to transfer title to the Assets to the Purchaser;

        (iii) executed counterparts of each other Ancillary Agreement to which the Seller is a party; and

        (iv) the certificates, opinion and other documents required to be delivered pursuant to Section 6.02.

    (c) At the Closing, the Purchaser shall deliver or cause to be delivered to the Seller:

        (i) the amount of the Base Purchase Price, less an amount equal to $2,250,000 in accordance with the provisions of the Escrow Agreement (the "Retained Escrow Amount");

        (ii) executed counterparts of each Ancillary Agreement to which the Purchaser is a party; and

        (iii) the certificates, opinion and other documents required to be delivered pursuant to Section 6.01.

    (d) Notwithstanding any provision of this Agreement or any Ancillary Agreement, the sale and purchase of the Assets and the assumption by the Purchaser of the Assumed Liabilities shall be deemed for all purposes to have taken place as of 12:01 a.m. on the Closing Date.

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE SELLER

    Subject to the limitations and exceptions set forth in this Agreement, including, without limitation, in the attached Schedule of Exceptions dated as of the date hereof (the "Schedule of Exceptions"), the Seller makes the following representations and warranties to the Purchaser. Notwithstanding references in the Schedule of Exceptions to specific sections of this Agreement, the disclosure of any exception set forth in the Schedule of Exceptions shall be deemed an exception to all representations, warranties and covenants to which such exception may reasonably be applicable.

    SECTION 3.01.  INCORPORATION AND AUTHORITY OF THE SELLER

    The Seller is a corporation duly incorporated and validly existing under the laws of the State of Oregon and has the corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby including, but not limited to, the transfer of the Assets. The Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary except where the failure to be so licensed or qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution and delivery by the Seller of this Agreement and the Ancillary Agreements to which it is a party, the performance of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Seller. This Agreement and the Ancillary Agreements required to be executed by the Seller concurrently herewith have been duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) constitute legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms. At the Closing, the Ancillary Agreements required to be executed by the Seller at Closing shall be duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the other parties thereto) shall constitute legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their terms.

    SECTION 3.02.  SUBSIDIARIES

    A true and complete list of all subsidiaries of the Seller (the "Subsidiaries"), listing the name and jurisdiction of incorporation or organization of each such Subsidiary, is set forth in Schedule 3.02. Each Subsidiary is a corporation (or equivalent corporate entity) duly incorporated or formed and validly existing under the laws of its jurisdiction of incorporation or formation, has the corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business in all material respects as currently conducted by it, and is duly licensed or qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. Each Subsidiary listed in Schedule 3.02 is wholly owned by the Seller.

    SECTION 3.03.  NO CONFLICT

    The execution, delivery and performance by the Seller of this Agreement and the Ancillary Agreements to which it is a party do not, and will not (a) violate or conflict with the Articles of Incorporation or Bylaws of the Seller or the charter documents of any Subsidiary, in each case as amended, (b) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Seller, any Subsidiary or any of the Assets, or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or other encumbrance on any of the Assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which the Seller or any Subsidiary is a party relating to the Assets or to which the Seller is a party or by which any of the Assets is bound or affected.

    SECTION 3.04.  CONSENTS AND APPROVALS

    The execution, delivery and performance by the Seller of this Agreement and the Ancillary Agreements to which it is a party do not, and will not, require any consent, approval, exemption, authorization or other action by, or filing with or notification to, any court, administrative agency or other governmental or regulatory authority or other Person, except (a) any applicable notification requirements of the HSR Act or any equivalent provision of French or European Community law, and (b) where failure to obtain such consent, approval, exemption, authorization or action, make such filing or give such notice would not prevent the Seller from performing any of its material obligations under this Agreement or the Ancillary Agreements to which it is a party.

    SECTION 3.05.  FINANCIAL INFORMATION

    The Seller has provided to the Purchaser true and complete copies of (a) the audited consolidated balance sheets of the Seller dated as of December 31, 1998, 1997, and 1996 and the audited consolidated income statements for the Seller for the years ended December 31, 1998, 1997 and 1996 (collectively, the "Audited Financial Statements") and (b) the Reference Balance Sheet and an unaudited consolidated income statement for the Seller for the period ended May 31, 1999 (the "Unaudited Financial Statements" and, together with the Audited Financial Statements, being referred to herein, collectively, as the "Financial Statements"). The Financial Statements present fairly the consolidated financial condition and results of operations of the Seller as of the dates thereof or for the periods covered thereby and the Financial Statements (including the notes thereto) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as described in the notes thereto and except that the Unaudited Financial Statements do not contain the footnotes required by GAAP and are subject to year-end and other adjustments.

    SECTION 3.06.  LITIGATION

    The Seller and the Subsidiaries (i) are not subject to any outstanding injunction, judgment, order, decree or charge and (ii) are not a party or threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any foreign, federal, state or municipal court, or administrative, governmental or regulatory authority or body that (a) questions the validity of this Agreement or any Ancillary Agreement to which the Seller or any Subsidiary is a party or any action taken or to be taken by the Seller or any Subsidiary hereunder or thereunder, (b) prohibits any action taken or to be taken by the Seller or any Subsidiary pursuant to this Agreement or any Ancillary Agreement to which the Seller is a party, or (c) questions the Seller's or a Subsidiary's title to or ability to transfer to the Purchaser title to any of the Assets.

    SECTION 3.07.  COMPLIANCE WITH LAWS; LICENSES AND PERMITS

    Each of the Seller and the Subsidiaries has complied with all laws, rules, regulations, orders, judgments or decrees applicable to it or by which any of the Assets is bound or affected, except for violations the existence of which could not reasonably be expected to have a Material Adverse Effect and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed against any of them alleging any failure to so comply. The Seller and the Subsidiaries have all governmental licenses, franchises, permits, approvals, authorizations, exemptions, certificates, and registrations necessary to carry on the Hardware Business and the businesses of the Seller's European Subsidiaries as they are now being conducted, except for such governmental licenses, permits, approvals, authorizations, exemptions, certificates and registrations the absence of which could not reasonably be expected to have a Material Adverse Effect.

    SECTION 3.08.  INTELLECTUAL PROPERTY RIGHTS

    (a) The Seller or a Subsidiary owns, has licensed or is otherwise entitled to exercise, without restriction or any conflict or infringement of the rights of others, rights to, all patents, trademarks, trade names, brand names, service marks, copyrights, domain names, universal resource locators, trade secret rights and other intellectual property rights, and any applications or registrations therefor, and all technology, source code, know-how, computer software programs and all other tangible and intangible information or material, that are used or currently proposed to be used in the Hardware Business (collectively, the "Intellectual Property Rights"), except, in each case, for restrictions, conflicts or infringements that cannot reasonably be expected to have a Material Adverse Effect. The Seller has taken all necessary actions to maintain and protect each Intellectual Property Right, and with respect to its brand names and trademarks, the Seller holds the exclusive worldwide rights. No third party has any ownership right, title, interest, claim or lien on any of the Seller's Intellectual Property Rights which could reasonably be expected to have a Material Adverse Effect.

    (b) Schedule 3.08(b) lists all patents, copyrights, domain names, universal resource locators, trademarks, trade names and service marks and any applications or registrations therefor or rights therein, included in the Intellectual Property Rights.

    (c) No claims with respect to the Intellectual Property Rights have been asserted and neither the Seller nor any Subsidiary has received notice of any threatened or pending claims (i) to the effect that the Seller or any Subsidiary infringes any patent, copyright, trade secret, trademark or other intellectual property right of any other person or entity, (ii) against the use by the Seller or any Subsidiary of any Intellectual Property Rights, or (iii) challenging the ownership, validity or effectiveness of any of the Intellectual Property Rights.

    (d) To the Seller's knowledge, there has not been and there is not now any unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights by any third party, including, without limitation, any employee or former employee of the Seller or any Subsidiary, which unauthorized use, infringement or misappropriation would have a Material Adverse Effect.

    (e) Schedule 3.08(e) lists all options, licenses or agreements of any kind relating to the Intellectual Property Rights by which the Seller and the Subsidiaries are bound or to which they are a party.

    (f) Neither the Seller nor any Subsidiary is obligated to pay any royalties or other payments to third parties with respect to the license or use of any Intellectual Property Rights.

    SECTION 3.09.  TANGIBLE PERSONAL PROPERTY

    Each material item of tangible personal property included in the Assets (exclusive of Inventory) is listed on Schedule 2.01(a)(i) and is owned by the Seller or the Subsidiaries, free and clear of all liens, security interests and other charges and encumbrances, except for liens, claims or encumbrances that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Seller and the Subsidiaries (collectively, "Encumbrances"). Such tangible personal property is in normal operating condition, ordinary wear and tear excepted.

    SECTION 3.10.  CONTRACTS

    (a) Schedule 2.01(a)(v) lists each Contract to which the Seller or any Subsidiary is a party relating to the Hardware Business that requires, in accordance with its terms, payments in excess of $25,000 or that requires, in accordance with its terms, payments in excess of $5,000 and is not cancelable upon not more than 60 days' notice (collectively, the "Material Contracts").

    (b) Except as set forth in Schedule 3.10(b), (i) each Material Contract is valid, binding and enforceable in accordance with its terms and is assignable to the Purchaser without the consent of any party other than the Seller or a Subsidiary and without material change in its terms; (ii) neither the Seller nor any Subsidiary is in default under or in violation of any provision of any of the Material Contracts, which default (with or without the lapse of time or the giving of notice or both) could reasonably be expected to have a Material Adverse Effect; (iii) neither the Seller nor any Subsidiary has received notice of alleged nonperformance or other noncompliance with respect to its obligations under any of the Material Contracts which alleged nonperformance or other noncompliance is currently unresolved, nor any notice that is currently unresolved that any of the Material Contracts may be totally or partially terminated or suspended by any other party thereto; (iv) the Seller does not have knowledge of any nonperformance, breach or other noncompliance by any other party to any of the Material Contracts; (v) no Material Contract requires any third party notice or consent prior to being transferred or assigned to the Purchaser; and (vi) no Material Contract has any non-competition or exclusivity provision.

    (c) Each license listed on Schedule 3.10(c) is (i) good and valid in accordance with the terms of such license; and (ii) transferable to the Purchaser without the consent of any person other than the Seller or a Subsidiary and without material change in its terms. The licenses listed on
Schedule 3.10(c) constitute all of the material licenses required in the conduct of the Hardware Business.

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    SECTION 3.11.  INVENTORIES

    Subject to such reserves and write-downs as may be reflected on the Reference Balance Sheet, the items of Inventory reflected on the Reference Balance Sheet, or currently owned by the Seller or the Subsidiaries, are of a quality and quantity usable and saleable in the Ordinary Course of Business, except for immaterial portions of such Inventory. Such Inventory consists of materials and supplies used or sold in the Hardware Business.

    SECTION 3.12.  ACCOUNTS RECEIVABLE

    All accounts receivable of the Seller reflected on the Reference Balance Sheet represent bona fide transactions made in the Ordinary Course of Business of the Seller and, in the aggregate, to the Seller's knowledge, are collectible in the Ordinary Course of Business consistent with past practices of the Seller, subject to applicable reserves and to returns and credits in accordance with the Seller's policies. Schedule 3.12 contains a complete and accurate aging report of such accounts receivable as of July 21, 1999.

    SECTION 3.13.  BROKERS

    No broker, finder or investment banker other than Broadview International LLC is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller. The Seller is solely responsible for any such fees and expenses.

    SECTION 3.14.  CONDUCT IN THE ORDINARY COURSE; ABSENCE OF CHANGES

    Since May 31, 1999, the Hardware Business has been conducted in the Ordinary Course and consistent with past practice. As amplification and not limitation of the foregoing, since such date neither the Seller nor any Subsidiary has:

        (i) imposed any security interest upon any of its assets, tangible or intangible;

        (ii) granted any license or sublicense of any material rights under or with respect to any Intellectual Property Rights;

        (iii) authorized or made any change in the charter or bylaws of any of the Seller and the Subsidiaries;

        (iv) issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock (excluding shares issued upon the exercise of employee options);

        (v) experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property or the Assets.

    SECTION 3.15.  APPROVAL BY SHAREHOLDERS OF SELLER

    The Seller has delivered to the Buyer voting agreements (each with an irrevocable proxy attached thereto) covering 46.9% by voting power of the securities entitled to vote with respect to the approval of the transactions contemplated hereby. Each such voting agreement and irrevocable proxy (i) has been duly and validly executed and delivered by the designated shareholder of the Seller; constitutes the irrevocable, valid and binding agreement of such person, enforceable against such person and the Seller in accordance with its terms, and (ii) duly and validly empowers the Purchaser to vote the securities subject thereto in any vote to approve the transactions contemplated hereby or to consent to such transaction. The Seller has also delivered to the Purchaser a voting agreement covering 3.4% by voting power of the securities entitled to vote with respect to the approval of the transactions contemplated hereby. This voting agreement (i) has been duly and validly executed and delivered by the designated shareholder of the Seller and

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(ii) constitutes the valid and binding agreement of such person, enforceable against such person in accordance with its terms.

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

    The Purchaser represents and warrants to the Seller as follows:

    SECTION 4.01.  INCORPORATION AND AUTHORITY OF THE PURCHASER

    The Purchaser has been duly formed and validly exists under the laws of France and has all necessary power and authority under its charter documents and the law pursuant to which it is formed to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements to which it is a party, the performance of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate (or similar) action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting creditors' rights, or by general equity principles At the Closing, the Ancillary Agreements to which the Purchaser is a party shall be duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the other parties thereto) shall constitute legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, except as enforceability may be affected by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting creditors' rights, or by general equity principles

    SECTION 4.02.  NO CONFLICT

    The execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Agreements to which the Purchaser is a party do not, and will not (a) violate or conflict with the charter documents of the Purchaser, as amended, (b) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Purchaser, or (c) except as could not reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement and the Ancillary Agreements to which the Purchaser is a party, result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or other encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties, to which the Purchaser is a party or by which any of such assets or properties is bound or affected.

    SECTION 4.03.  CONSENTS AND APPROVALS

    The execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Agreements to which the Purchaser is a party do not, and will not, require any consent, approval, exemption, authorization or other action by, or filing with or notification to, any court, administrative agency or other governmental or regulatory authority, except (a) as described in Schedule 4.03,
(b) any applicable notification requirements of the HSR Act or any equivalent provision of French or European Community law, and (c) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent the Purchaser from performing any of its material obligations under this Agreement or the Ancillary Agreements to which the Purchaser is a party.

    SECTION 4.04.  ABSENCE OF LITIGATION

    No claim, action, proceeding or investigation is pending or, to the Purchaser's knowledge, threatened against the Purchaser, which questions the validity of this Agreement or any of the Ancillary Agreements to which the Purchaser is a party or any action taken or to be taken by the Purchaser hereunder or thereunder.

    SECTION 4.05.  FINANCING

    The Purchaser has, or as of the Closing will have, all funds necessary to consummate the transactions contemplated by this Agreement and the Ancillary Agreements to which it is a party.

    SECTION 4.06.  BROKERS

    Other than Concordia Capital Technology Group, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser. The Purchaser shall be solely responsible for any such fees and expenses.

    SECTION 4.07.  VALUATION OF ASSETS

    The Purchaser's board of directors has adopted a resolution evidencing its good faith determination that the value of the Assets being acquired that are located in the United States is less than $15,000,000.

ARTICLE V.  ADDITIONAL AGREEMENTS

    SECTION 5.01.  CONDUCT OF HARDWARE BUSINESS PRIOR TO CLOSING

    Prior to the Closing, the Hardware Business shall be conducted in accordance with the terms and conditions specified in Section 2.04 of this Agreement.

    SECTION 5.02.  BEST EFFORTS TO CAUSE THE CLOSING TO OCCUR

    The Seller and the Purchaser shall each use its reasonable best efforts to cause the Closing to occur, including, without limitation, the taking of all actions reasonably required to cause the transactions contemplated hereby to be approved by the shareholders of the Seller as required by the Oregon Business Corporation Act. Accordingly, pursuant to one or more voting agreements among the Seller, the Purchaser and certain shareholders of the Seller signatory thereto, the Seller shall deliver to the Purchaser proxies to vote to approve the transactions contemplated by this Agreement at a meeting of the shareholders of the Seller. The Purchaser covenants and agrees to, and it shall cause its officers, employees or representatives to, vote at such meeting to approve the transactions contemplated by this Agreement. Notwithstanding the foregoing, neither party shall be required to waive any condition precedent to its obligation to close.

    SECTION 5.03.  ACCESS TO INFORMATION

    (a) From the date hereof until the Closing, upon reasonable notice, the Seller shall (i) afford the officers, employees and authorized agents and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, books and records of the Seller and the Subsidiaries relating to the Assets, the Assumed Liabilities and the Hardware Business and (ii) furnish to the officers, employees and authorized agents and representatives of the Purchaser such additional information regarding the Assets, the Assumed Liabilities and the Hardware Business as the Purchaser may from time to time reasonably request; PROVIDED, HOWEVER, that such investigation shall be conducted in a manner so as not to interfere unreasonably with the business or operations of the Seller.

    (b) In order to facilitate the resolution of any claims made by or against or incurred by the Seller with respect to the period prior to the Closing, after the Closing, upon reasonable notice, the Purchaser shall (i) afford the officers, employees and authorized agents and representatives of the Seller reasonable access, during normal business hours, to the offices, properties, books and records of the Purchaser relating to the Assets, the Assumed Liabilities and the Hardware Business, (ii) furnish to the officers, employees and authorized agents and representatives of the Seller such additional financial and other information regarding the Assets, the Assumed Liabilities and the Hardware Business as the Seller may from time to time reasonably request and (iii) make available to the Seller the employees of the Purchaser whose assistance, testimony or presence is necessary to assist the Seller in evaluating any such claims and in defending such claims, including the presence of such persons as witnesses in hearings or trials for such purposes; PROVIDED, HOWEVER, that such investigation shall be conducted in a manner so as not to interfere unreasonably with any of the businesses or operations of the Purchaser.

    SECTION 5.04.  NOTICE OF DEVELOPMENTS

    Each party will give prompt written notice to the other party of any material adverse development causing a breach of any of its own representations and warranties in Articles III and IV above. No disclosure by any party pursuant to this Section 5.05, however, shall be deemed to amend or supplement the Seller's or the Purchaser's respective required disclosures pursuant to Article III or Article IV, as applicable, or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

    SECTION 5.05.  BOOKS AND RECORDS

    (a) The Purchaser agrees that it shall preserve and keep all books and records relating to the Assets, the Assumed Liabilities and the Hardware Business for a period of at least five years from the Closing Date. After such period, before the Purchaser shall dispose of any of such books and records, at least 30 calendar days' prior written notice to such effect shall be given by the Purchaser to the Seller, and the Seller shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such books and records as the Seller may select within 30 days after the delivery of notice to the Purchaser of the Seller's intent to take possession of such books and records. During such period, duly authorized representatives of the Seller shall, upon reasonable notice, have access thereto during normal business hours to examine, inspect and copy such books and records.

    (b) If, in order properly to prepare documents required to be filed with governmental authorities or its financial statements, it is necessary that either party hereto or any successors be furnished with additional information relating to the Assets, the Assumed Liabilities or the Hardware Business, and such information is in the possession of the other party hereto, such other party agrees to use its best efforts to furnish such information to such party, at the cost and expense of the party being furnished such information.

    SECTION 5.06.  REGULATORY AND OTHER AUTHORIZATIONS; CONSENTS

    The Seller and the Purchaser will use their reasonable best efforts to obtain all authorizations, consents, orders and approvals of all federal, state, local and foreign regulatory bodies and officials that may be or become necessary for their respective execution and delivery of, and the performance of their respective obligations pursuant to, this Agreement and the Ancillary Agreements and will cooperate fully with each other in promptly seeking to obtain all such authorizations, consents, orders and approvals. To the extent applicable, the Seller and the Purchaser agree to make appropriate filings of Notification and Report Forms pursuant to the HSR Act or any equivalent provision of French or European Community law with respect to the transactions contemplated hereby within five Business Days of the date hereof and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act or any equivalent provision of French or European Community law. The parties hereto will not take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals.

    SECTION 5.07.  EXCLUSIVITY

    The Seller will not (and the Seller will not cause or permit any of the Subsidiaries to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any of the Seller and the Subsidiaries (including any acquisition structured as a merger, consolidation, or share exsetall) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will notify the Purchaser immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

    SECTION 5.08.  TAXES

    (a) The Seller shall be liable for any and all sales, transfer, stamp and similar Taxes, levies, charges and fees incurred as a result of the transactions contemplated by this Agreement, except that the Purchaser shall pay (i) any sales taxes imposed upon the sale of the Tooling to the Purchaser, and (ii) any value added tax imposed in the United Kingdom on the sale of Inventory. The Purchaser and the Seller shall cooperate in the filing of all necessary documentation and all Tax returns, reports and forms with respect to such Taxes, levies, charges and fees.

    (b) The Purchaser shall pay all personal property taxes attributable to the Assets that are due after the Closing Date, whether accruing prior to, on or after the Closing Date.

    SECTION 5.09.  BULK TRANSFER LAWS

    The Purchaser hereby waives compliance by the Seller and the Subsidiaries with the provisions of any so-called bulk transfer or similar laws of any jurisdiction in connection with the sale to the Purchaser of the Assets.

    SECTION 5.10.  FURTHER ACTION

    Each of the parties hereto shall execute and deliver such documents and other papers and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

    SECTION 5.11.  USE OF NAMES

    (a) As soon as is practicable, each of the Seller and its Subsidiaries shall take such action, including, without limitation, corporate action, and file such documents as are necessary to setall its corporate name so as not to contain the word "ThrustMaster", including, without limitation, filing amendments to the Seller's Articles of Incorporation.

    (b) The Purchaser recognizes that the names "Talk n' Play," "See n' Play" and "We Can Talk" are good and valid trademarks owned by the Seller, and that, notwithstanding anything to the contrary in this Agreement, no interest or right to use such names, any derivation thereof or any related logo, trademark or trade name in which the Seller has any interest (collectively, the "Retained Names and Marks") is being transferred to the Purchaser pursuant to the transactions contemplated hereby. The Purchaser will not contest the ownership or validity of any rights of the Seller in the Retained Names and Marks or any registrations thereof. The Purchaser shall, as soon as practicable following the Closing Date, remove or obliterate all Retained Names and Marks from all signs, purchase orders, invoices, sales orders, labels, letterheads, shipping documents and other materials included in the Assets, and the Purchaser shall not put into use after the Closing Date any such materials not in existence on the Closing Date that bear any Retained Name or Mark or any name, mark or logo similar thereto. Notwithstanding the foregoing, the Purchaser shall be entitled for a period of 60 days following the Closing Date, to use any signs, purchase orders, invoices, sales orders, labels, letterheads or shipping documents existing on the Closing Date and included in the Assets that bear any Retained Name or Mark or any name, mark or logo similar thereto, in each case where the removal of any Retained Name or Mark or any such similar name, mark or logo would be impractical; PROVIDED, HOWEVER, that the Purchaser shall place a stamp, mark or other notation on any such item that identifies the Hardware Business as a business of the Purchaser (and not the Seller). Other than as set forth in this Section 5.13, the Purchaser shall not have any right to use or exploit the Retained Names or Marks or any name, mark or logo similar thereto.

ARTICLE VI.  CONDITIONS TO CLOSING

    SECTION 6.01.  CONDITIONS TO OBLIGATIONS OF THE SELLER

    The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects when made, other than such representations and warranties as are made as of another date, and all the material covenants contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects.

    (b) NO ORDER. No governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement or any of the Ancillary Agreements illegal or otherwise restraining or prohibiting consummation of such transactions.

    (c) CONSENTS. All consents, authorizations and approvals listed on Schedule 6.01(c) shall have been obtained.

    (d) SHAREHOLDER APPROVAL. The Company's shareholders shall have approved the transaction contemplated hereby.

    (e) ESCROW AGREEMENT. The Escrow Agent shall have executed and delivered the Escrow Agreement.

    (f) NON-COMPETITION AGREEMENT. The Seller and the Subsidiaries have executed a non-competition agreement with the Purchaser in the form attached as Exhibit D.

    (g) LEGAL OPINION. The Seller shall have received from Stoel Rives LLP the Purchaser's counsel a legal opinion addressed to the Seller and dated the Closing Date, substantially in the form of Exhibit 6.01(g).

    (h) APPROVAL BY COUNSEL. All actions, proceedings, instruments, and documents required to fulfill the conditions set forth in this Section 6.01 or incident thereto and all other related legal matters shall have been reasonably satisfactory to and approved by Perkins Coie LLP, the Seller's counsel, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as shall have been reasonably requested by such counsel.

    SECTION 6.02.  CONDITIONS TO OBLIGATIONS OF THE PURCHASER

    The obligation of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects when made, other than such representations and warranties as are made as of another date, and all the material covenants contained in this Agreement to be complied with by the Seller on or before the Closing shall have been complied with in all material respects.

    (b) NO ORDER. No governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement or any of the Ancillary Agreements illegal or otherwise restraining or prohibiting consummation of such transactions.

    (c) CONSENTS. All consents, authorizations and approvals listed on Schedule 6.01(c) shall have been obtained.

    (d) ESCROW AGREEMENT. The Escrow Agent shall have executed and delivered the Escrow Agreement.

    (e) LEGAL OPINION. The Purchaser shall have received from Perkins Coie LLP, the Seller's counsel, a legal opinion addressed to the Purchaser and dated the Closing Date, substantially in the form of Exhibit 6.02(e).

    (f) APPROVAL BY COUNSEL. All actions, proceedings, instruments, and documents required to fulfill the conditions set forth in this Section 6.02 or incident thereto and all other related legal matters shall have been reasonably satisfactory to and approved by Stoel Rives LLP, the Purchaser's counsel, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as shall have been reasonably requested by such counsel.

    (g) ENCUMBRANCES. The Seller shall have the ability to transfer the Assets to the Purchaser free of any Encumbrances.

ARTICLE VII.  INDEMNIFICATION

    SECTION 7.01.  SURVIVAL

    Subject to the limitations and other provisions of this Agreement, the representations, warranties, covenants and agreements of the parties hereto contained herein shall survive and remain in full force and effect, regardless of any investigation made by or on behalf of the Seller or the Purchaser, for a period of two years after the Closing Date; provided, however, that any claim based on fraud shall survive the Closing indefinitely.

    SECTION 7.02.  INDEMNIFICATION BY THE PURCHASER

    (a) The Purchaser agrees, subject to the other terms and conditions of this
Section 7.02 and Section 7.04 and without gross-up for Taxes, to indemnify the Seller against and hold the Seller harmless from any and all liabilities, losses, costs, expenses (including, without limitation, reasonable attorneys' fees) of and damages to (collectively, "Losses") the Seller, arising out of or with respect to (i) the breach of any representation, warranty, covenant or agreement of the Purchaser herein and (ii) the Assumed Liabilities. If the transactions contemplated by this Agreement are not consummated, the Purchaser agrees, subject to the other terms and conditions of this Section 7.02 and
Section 7.04 and without gross-up for Taxes, to indemnify the Seller against and hold the Seller harmless from any and all Losses to the Seller arising out of or with respect to the material breach of any representation, warranty, covenant or agreement of the Purchaser herein.

    (b) No claim may be made against the Purchaser for indemnification pursuant to this Section 7.02 with respect to any individual item of Loss, unless such item exceeds $5,000 and unless the aggregate of all such Losses of the Seller with respect to this Section 7.02 shall exceed $150,000, at which time, the Purchaser shall be required to pay or be liable for all such Losses to the Seller, including the first $150,000; PROVIDED, HOWEVER, that any Losses arising in connection with Section 4.06 or based upon a claim of fraud shall not be subject to any of such limitations.

    SECTION 7.03.  INDEMNIFICATION BY THE SELLER

    (a) The Seller agrees, subject to the other terms and conditions of this
Section 7.03 and Section 7.04 and without gross-up for Taxes, to indemnify the Purchaser against and hold it harmless from any and all Losses to the Purchaser arising out of or with respect to (i) the breach of any representation, warranty, covenant or agreement of the Seller herein and (ii) the Retained Liabilities. If the transactions contemplated by this Agreement are not consummated, the Seller agrees, subject to the other terms and conditions of this Section 7.03 and Section 7.04 and without gross-up for Taxes, to indemnify the Purchaser against and hold the Purchaser harmless from any and all Losses to the Purchaser arising out of or with respect to the breach of any representation, warranty, covenant or agreement of the Seller herein.

    (b) No claim may be made against the Seller for indemnification pursuant to this Section 7.03 with respect to any individual item of Loss, unless such item exceeds $5,000 and unless the aggregate of all Losses of the Purchaser with respect to this Section 7.03 shall exceed $150,000, at which time the Seller shall be required to pay or be liable for all such Losses to the Purchaser, including the first $150,000; PROVIDED, HOWEVER, that any Losses arising in connection with Section 3.13 or 3.15 or based upon a claim of fraud shall not be subject to any of such limitations. Except for Losses based upon a claim of fraud, the aggregate liability of the Seller to the Purchaser under this Agreement shall be limited to the Purchase Price. Any and all indemnification obligations of the Seller under this Section 7.03 (other than obligations based upon a claim of fraud) shall be satisfied first from the Retained Escrow Amount pursuant to the terms of the Escrow Agreement. For purposes of this Section 7.03(b), in computing the individual or aggregate amounts of claims, the amount of each claim shall be deemed to be an amount (i) net of any reserves provided for the item in question in the Reference Balance Sheet and (ii) net of any adjustments to the Purchase Price paid to the Purchaser pursuant to Section 2.03(b) with respect to the subject matter in question.

    SECTION 7.04.  GENERAL PROVISIONS

    (a) Anything in Section 7.01 to the contrary notwithstanding, no claim may be asserted nor any action commenced against the Purchaser or the Seller for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by such party, describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 7.01, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date.

    (b) Each party entitled to indemnification under this Article VII (an "Indemnified Party") agrees to give the party bearing the related indemnification obligation hereunder (the "Indemnifying Party") prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which the Indemnified Party has knowledge concerning any Loss as to which it may request indemnification hereunder or any liability or damage as to which the $150,000 amount referred to in Section 7.02(c) or the $150,000 amount referred to in Section 7.03(c) may be applied. The Indemnifying Party shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim or proceeding at its own expense. If the Indemnifying Party elects to assume the defense of any such claim or proceeding, the Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party shall be paid by the Indemnified Party. The Indemnified Party shall provide the Indemnifying Party with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Indemnifying Party in the defense or settlement thereof, and the Indemnifying Party shall reimburse the Indemnified Party for its reasonable out-of-pocket expenses in connection therewith. If the Indemnifying Party elects to direct the defense of any such claim or proceeding, the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Indemnifying Party consents in writing to such payment (which consent shall not be unreasonably withheld) or unless the Indemnifying Party, subject to the last sentence of this Section 7.04(b), withdraws from the defense of such asserted liability, or unless a final judgment from which no appeal may be taken by or on behalf of the Indemnifying Party is entered against the Indemnified Party for such liability. If the Indemnifying Party shall fail to defend or, if after commencing or undertaking any such defense, shall fail to prosecute or shall withdraw from such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Party's expense. If the Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section 7.04(b) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego any appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Party prompt written notice thereof and the Indemnifying Party shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

    (c) Each of the Seller and the Purchaser hereby acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article VII. In furtherance of the foregoing, each of the Seller and the Purchaser hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against the other party hereto arising under or based upon any Federal, state or local statute, law, ordinance, rule or regulation (including, without limitation, any such rights, claims or causes of action arising under or based upon common law or otherwise).

    (d) Except as set forth in this Agreement, neither the Seller nor the Purchaser is making any representation, warranty, covenant or agreement with respect to the matters contained herein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of the Seller or the Purchaser, after the consummation of the purchase and sale of the Assets contemplated hereby, to rescind this Agreement or any of the transactions contemplated hereby.

    (e) In no event shall the Seller or the Purchaser be liable for consequential damages.

ARTICLE VIII.  TERMINATION, AMENDMENT AND WAIVER

    SECTION 8.01.  TERMINATION

    This Agreement may be terminated upon written notice given at any time prior to the Closing:

    (a) by the mutual written consent of the Purchaser and the Seller;

    (b) by the Purchaser, provided that the Purchaser is not then in material default under this Agreement, if the Seller should default in any material respect in the observance or in the due and timely performance of any of its covenants or agreements contained herein, or any condition to the Purchaser's obligations under this Agreement shall fail to be satisfied or waived, which default, nonperformance or failure has not been cured within 10 Business Days of written notice of such default or is not reasonably capable of cure on or prior to the Closing Date;

    (c) by the Seller, provided that the Seller is not then in material default under this Agreement, if the Purchaser should default in any material respect in the observance or in the due and timely performance of any of its covenants or agreements contained herein, or any condition to the Seller's obligations under this Agreement shall fail to be satisfied or waived, which default, nonperformance or failure has not been cured within 10 Business Days of written notice of such default or is not reasonably capable of cure on or prior to the Closing Date; or

    (d) by the Purchaser or the Seller if the Closing shall not have occurred prior to November 30, 1999; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.01(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date.

    SECTION 8.02.  EFFECT OF TERMINATION

    In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except (a) as set forth in Sections 3.13, 4.06,
5.08 and 9.01 and (b) nothing herein shall relieve any party from liability for any willful breach hereof.

    SECTION 8.03.  WAIVER

    At any time prior to the Closing, the Purchaser or the Seller may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto or
(c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

ARTICLE IX.  GENERAL PROVISIONS

    SECTION 9.01.  EXPENSES

    Unless otherwise indicated in this Agreement or the Ancillary Agreements, all costs and expenses incurred in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

    SECTION 9.02.  NOTICES

    All notices, requests, claims, demands and other communications given or made pursuant hereto shall be in writing (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by telecopy (with confirmation copy of such telecopied material delivered in person or by registered or certified mail, postage prepaid, return receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

    (a) if to the Seller:

           Thrustmaster, Inc.
           7175 NW Evergreen Parkway, #400
           Hillsboro, OR 97124-5839
           Attention: Frank G. Hausmann
           Telecopy: (503) 615-3297

      with a copy to:

           Perkins Coie LLP
           1211 SW Fifth Avenue, Suite 1500
           Portland, OR 97204
           Attention: Patrick J. Simpson, Esq.
           Telecopy: (503) 727-2222

    (b) if to the Purchaser:

           Guillemot Corporation S.A.
           Place de l'Etoile
           56910 Carentoir
           France
           Attention: Christian Guillemot
           Telecopy: 33-2-99-08-95-78

      with a copy to:

           Stoel Rives LLP
           900 SW Fifth Avenue, Suite 2600
           Portland, OR 97204
           Attention: John J. Halle, Esq.
           Telecopy: (503) 220-2480

    SECTION 9.03.  PUBLIC ANNOUNCEMENTS

    Neither the Purchaser nor the Seller shall make, or cause to be made, any press releases or public announcements in respect of this Agreement or the transactions contemplated herein or otherwise communicate with any news media without prior notification to the other party, and the parties shall cooperate as to the timing and contents of any such announcement, except as such release, announcement or communication may be required by governmental authorities, a court of competent jurisdiction or applicable law (including, without limitation, securities laws and regulations affecting the Seller's public disclosure obligations), in which case the party making the release, announcement or communication shall provide the information contained therein to the other party in advance of its disclosure.

    SECTION 9.04.  HEADINGS

    The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 9.05.  SEVERABILITY

    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

    SECTION 9.06.  ENTIRE AGREEMENT

    This Agreement, the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof.

    SECTION 9.07.  ASSIGNMENT

    Prior to the Closing, this Agreement shall not be assigned by operation of law or otherwise without the express written consent of the other party (which consent shall not be unreasonably withheld), provided, however, that the Purchaser may assign its rights, but not its obligations, under this agreement to the Acquisition Sub. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    SECTION 9.08.  NO THIRD-PARTY BENEFICIARIES

    This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

    SECTION 9.09.  AMENDMENT; WAIVER

    This Agreement may not be amended or modified except by an instrument in writing duly executed by the Seller and the Purchaser. Waiver of any term or condition of this Agreement shall only be effective if in writing, duly executed by the party to be bound thereby, and shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

    SECTION 9.10.  GOVERNING LAW

    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oregon applicable to contracts executed and to be performed in that State.

    SECTION 9.11.  COUNTERPARTS

    This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be duly executed as of the date first written above.

                                THRUSTMASTER, INC.

                                               /s/ FRANK G. HAUSMANN
                                     -----------------------------------------
                                                 Frank G. Hausmann
                                        Title: PRESIDENT AND CHIEF EXECUTIVE
                                                      OFFICER

                                GUILLEMOT CORPORATION, S.A.

                                                /s/ CLAUDE GUILLEMOT
                                     -----------------------------------------
                                                  Claude Guillemot
                                                  Title: PRESIDENT

                                                                       EXHIBIT B

                                            July 23, 1999

                                            CONFIDENTIAL

Board of Directors
ThrustMaster, Inc.
7175 NW Evergreen Parkway, #400
Hillsboro, OR 97124

Dear Members of the Board:

    We understand that ThrustMaster, Inc. ("ThrustMaster") and Guillemot Corporation ("Guillemot") propose to enter into an Asset Purchase Agreement (the "Agreement") pursuant to which Guillemot (or a subsidiary thereof) will purchase certain Assets of ThrustMaster and its European subsidiaries used in ThrustMaster's hardware business (the "Assets" as defined in the Agreement) for $15,000,000 cash (subject to adjustment) and assume certain liabilities (the "Assumed Liabilities" as defined in the Agreement) related to the hardware business (the "Consideration"). The Assets and Assumed Liabilities are collectively referred to herein as the Hardware Business ("Hardware Business"). The terms and conditions of the above-described transaction (the "Transaction") are more fully detailed in the Agreement.

    You have requested our opinion as to whether the Consideration is fair, from a financial point of view, to ThrustMaster shareholders.

    Broadview International LLC focuses on providing merger and acquisition advisory services to Information Technology ("IT"), Communications and Media companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT, Communications and Media mergers and acquisitions for comparative purposes. We are currently acting as financial advisor to ThrustMaster's Board of Directors and will receive a fee from ThrustMaster upon the successful completion of the Transaction.

    In rendering our opinion, we have, among other things:

    1.) reviewed the terms of the Agreement in the form of the draft dated July
        22, 1999 furnished to us by ThrustMaster's legal counsel on July 22, 1999 (which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the agreement to be executed);

    2.) reviewed ThrustMaster's annual report on Form 10-K for its fiscal year ended December 31, 1998, including the audited financial statements included therein, and ThrustMaster's quarterly report on Form 10-Q for the period ended March 31, 1999, including the unaudited financial statements included therein;

    3.) reviewed certain internal historical financial and operating data concerning the Hardware Business prepared and provided to us by ThrustMaster management;

    4.) reviewed certain quarterly financial and operational projections through December 31, 2000 for the Hardware Business prepared and provided to us by ThrustMaster management;

    5.) reviewed the reported closing prices and trading activity for ThrustMaster common stock both before and after the December 7, 1998 announcements of the Talk n' Play product line and PeopleLink distribution arrangement;

    6.) participated in discussions with ThrustMaster management concerning the operations, business strategy, financial performance and prospects for the Hardware Business;

    7.) discussed with ThrustMaster management its view of the strategic rationale for the Transaction, as well as the financial viability of ThrustMaster absent the Transaction;

    8.) compared certain aspects of the financial performance of the Hardware
        Business with public companies we deemed comparable;

    9.) analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part of the Transaction;

   10.) discussed with Guillemot management its view of the strategic rationale for the Transaction;

   11.) assisted in negotiations and discussions related to the Transaction among ThrustMaster, Guillemot and their financial and legal advisors; and

   12.) conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

    In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by ThrustMaster, Guillemot, or their advisors. With respect to the financial projections examined by us, we have assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of ThrustMaster as to the future performance of the Hardware Business.

    Based upon and subject to the foregoing, we are of the opinion that the Consideration is fair, from a financial point of view, to ThrustMaster shareholders.

    For purposes of this opinion, we have assumed that neither ThrustMaster nor Guillemot is currently involved in any material transaction other than the Transaction and those activities undertaken in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this opinion, and any change in such conditions may impact this opinion. We express no opinion as to the price at which ThrustMaster common stock will trade at any time. Additionally, we express no opinion as to the value of the assets or businesses of ThrustMaster which are not included in the Transaction.

    This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Board of Directors of ThrustMaster in connection with its consideration of the Transaction and does not constitute a recommendation to any ThrustMaster shareholder as to how such shareholder should vote on the Transaction. This opinion may not be published or referred to, in whole or part, without our prior written permission, which shall not be unreasonably withheld. Broadview hereby consents to references to and the inclusion of this opinion in its entirety in the Proxy Statement, if any, to be distributed to ThrustMaster shareholders in connection with the Transaction.

                                          Sincerely,

                                          /s/ BROADVIEW INTERNATIONAL LLC
                                          Broadview International LLC

                          PRELIMINARY FORM OF PROXY CARD

                                THRUSTMASTER, INC.
                          7175 N.W. EVERGREEN PARKWAY #400
                             HILLSBORO, OR 97124-5839

          PROXY FOR THE SEPTEMBER 24, 1999 SPECIAL MEETING OF SHAREHOLDERS

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THRUSTMASTER, INC.

     The undersigned shareholder(s) of ThrustMaster, Inc. (the "Company") hereby appoint Frank G. Hausmann and G. Edward Brightman and each of them, as proxies, each with the power of substitution to represent and to vote, as designated in this proxy, all the shares of Common Stock of the Company held of record by the undersigned as of August 16, 1999, at the Special Meeting of Shareholders to be held at 2:00 p.m., Friday, September 24, 1999, and at any and all adjournments thereof.

         This proxy represents your shares of ThrustMaster, Inc. Common Stock.
             You must execute and return this proxy if you wish to vote these shares by proxy as set forth herein.

               PLEASE RETURN ONLY THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

-------------------------------------------------------------------------------
                             -- FOLD AND DETACH HERE --

---------------------------------------------------------------------------------------------
                                                           Please mark
                                                           your votes as   / X /
                                                           indicated in
                                                           this example>

I/WE     WILL be attending      WILL NOT be attending
        the Special Meeting     the Special Meeting

              /  /                      /  /

SPECIAL MEETING R.S.V.P.:
(Enter number of people attending _________)

                                                                  FOR    AGAINST    ABSTAIN
1.  SALE OF SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS AND
    AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO      /  /     /  /       /  /
    CHANGE THE COMPANY'S CORPORATE NAME


SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED IN
ACCORDANCE WITH INSTRUCTIONS APPEARING ON THE PROXY AND IN THE
DISCRETION OF THE PROXY HOLDERS, BASED ON THE RECOMMENDATIONS OF
MANAGEMENT, AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE
SPECIAL MEETING OF SHAREHOLDERS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1.  IN THE
ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED "FOR"
ITEM 1 AND IN THE DISCRETION OF THE PROXY HOLDERS, BASED ON THE
RECOMMENDATIONS OF MANAGEMENT, AS TO ANY OTHER MATTERS THAT MAY
PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS.  THE
COMPANY DOES NOT KNOW OF ANY OTHER MATTERS TO BE PRESENTED AT THE
SPECIAL MEETING.



Signature(s) ____________________________________________________  Dated ___________, 1999
NOTE: Please sign exactly as name(s) appear on your stock certificate and date this proxy.
If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

---------------------------------------------------------------------------------------------
                                     -- FOLD AND DETACH HERE --




                                   THRUSTMASTER, INC.

                            SPECIAL MEETING OF SHAREHOLDERS

                              Friday, September 24, 1999
                                       2:00 p.m.
                                   RiverPlace Hotel
                               1510 Southwest Harbor Way
                                    Portland, Oregon